* AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2000
                          REGISTRATION  NO.  333-31180
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            HYPERDYNAMICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                               7373                           87-0400335
(STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
JURISDICTION OF           CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
                                INCORPORATION  OR
                                  ORGANIZATION)

                         2656 SOUTH LOOP WEST, SUITE 103
                              HOUSTON, TEXAS 77054
                 VOICE: (713) 660-9771       FAX: (713) 660-9775
 (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES PRINCIPAL PLACE OF
                                    BUSINESS)

                                   KENT WATTS
                          C/O HYPERDYNAMICS CORPORATION
                         2656 SOUTH LOOP WEST, SUITE 103
                              HOUSTON, TEXAS 77054
               (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

                                  WITH COPY TO:
                             ROBERT D. AXELROD, ESQ.
                           AXELROD, SMITH & KIRSHBAUM
                         5300 MEMORIAL DRIVE, SUITE 700
                              HOUSTON, TEXAS 77007
               VOICE: (713) 861-1996           FAX (713) 552-0202
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF  ANY  OF  THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED  OR  CONTINUOUS  BASIS  PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF
                     1933,  CHECK  THE  FOLLOWING  BOX.  [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION
                   STATEMENT  FOR  THE  SAME  OFFERING.  [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
                        FOR  THE  SAME  OFFERING.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE


                                               Proposed       Proposed
                                     Amount    maximum        maximum
                                     to be     offering       aggregate    Exercise      Proceeds
   Title of each class of         registered    price         offering      price         to the            Amount of
securities to be registered                   per share(*)    price (*)    per share      Company        registration fee
--------------------------------  ----------  ------------  -------------  ---------  -----------------  ----------------
Common Stock,  par value
0.001 underlying Series A
Preferred Stock                    1,728,113  $       5.22  $9,020,750.00         --                 --  $       2,382.00
--------------------------------  ----------  ------------  -------------  ---------  -----------------  ----------------

Common Stock,  par value $0.001
underlying Investor Warrants
                                     300,000          --             --    $  5.9125  $    1,773,750.00  $         469.00
--------------------------------  ----------  ------------  -------------  ---------  -----------------  ----------------

Common Stock, par value $0.001
underlying Placement Warrants
and Consultant Warrants              300,000          --             --    $   7.095  $    2,128,500.00  $         562.00
--------------------------------  ----------  ------------  -------------  ---------  -----------------  ----------------


        Total                                                                                            $       3,413.00
--------------------------------  ----------  ------------  -------------  ---------  -----------------  ----------------

* Estimated  solely  for  the  purpose  of  calculating  the  registration fee.
Calculated pursuant to Rule 457(g) and based on the average of the high and low bid on our common stock on February 24, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                     PART  I
                       INFORMATION  REQUIRED  IN  PROSPECTUS

     The information in this prospectus in not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject  to  completion,  dated  October  31,  2000

                            HYPERDYNAMICS  CORPORATION

                        2,328,113  SHARES  OF  COMMON  STOCK

     This prospectus relates to the resale of our common stock by selling stockholders listed on page 40.

     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "HYPD". On October 20, 2000, the closing bid for our common stock as reported on the OTCBB was $1.00 per share.

     RISK  FACTORS.  OUR  COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE
     ---------------------------------------------------------------------------
OF  RISK.  YOU  SHOULD  CAREFULLY  READ AND CONSIDER OUR RISK FACTORS SECTION ON
--------------------------------------------------------------------------------
PAGE  4  BEFORE  MAKING  AN  INVESTMENT  DECISION.
--------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

     THE  DATE  OF  THIS  PROSPECTUS  IS  _________  ______,  2000

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


                                TABLE OF CONTENTS


Summary of Information in the Prospectus. . . . . . . . . . . .   1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .   4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .  13
Price Range of Common Stock . . . . . . . . . . . . . . . . . .  13
Our Dividend Policy . . . . . . . . . . . . . . . . . . . . . .  14
Management's Discussion and Analysis of Financial Condition and
     Results of Operations. . . . . . . . . . . . . . . . . . .  14
Our Business. . . . . . . . . . . . . . . . . . . . . . . . . .  18
Management. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Executive Compensation. . . . . . . . . . . . . . . . . . . . .  33
Certain Relationships and Related Transactions. . . . . . . . .  35
Principal Stockholders. . . . . . . . . . . . . . . . . . . . .  36
Description of Securities . . . . . . . . . . . . . . . . . . .  37
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . .  40
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . .  41
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .  42
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .  43
Other Available Information . . . . . . . . . . . . . . . . . .  43
Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  44
Financial Statements. . . . . . . . . . . . . . . . . . . . . .  44

                    SUMMARY OF INFORMATION IN THE PROSPECTUS

     This prospectus summary highlights selected information contained in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 4 and the financial statements beginning on page F-1. Unless otherwise indicated, this prospectus assumes that none of our outstanding options or warrants are exercised into shares of our common stock, nor any shares of our Series A
Preferred  Stock  are  converted  into  shares  of  our  common  stock.

HYPERDYNAMICS  CORPORATION

     We are an Information Technology Service Provider ("ITSP"). The services we provide are ITHosting services, conventional information technology services and e-Business services. We provide our customers with fully-hosted information technology hosting solutions which we can scale to meet the customer's needs. We provide these information technology hosting solutions at our location on our servers with our staff of information technology experts. The customer uses our solutions and facilities instead of the customer's own computer system and staff. From the customer's location, the customer accesses its information from us via the Internet. We began our information technology hosting business in 1999. We have also been in the conventional information technology solutions business since 1988, and we have also been in the e-Business solutions business since 1996.

     We have the capability to host all or a portion of a customer's information technology requirements. Our solutions allow the customer to use our information technology skills and computer systems, instead of the customer purchasing more computer hardware and software and hiring more computer staff.

     Our mission is to be a premier ITSP. The information technology ("IT") industry is one of the most dynamic and rapidly growing industries. Through our initial roll up strategy, HyperDynamics will build our core IT knowledge base to position us as a leader in the e-Business economy of the future.

     In August, 1996, we acquired MicroData Systems, Inc., which changed its name to ITHost.net Corporation in 1999. We obtained our core business plan from MicroData. Since 1988, MicroData has provided conventional IT services to help our clients plan, design, implement, and manage their IT infrastructures. The acquisition of MicroData set the stage for our initial goal of acquiring technically competent IT service companies in roll up transactions.

     Our strategy targets technically competent IT service companies with specialties in all areas of IT. We look for debt free IT service companies with substantial technical expertise and key people with an entrepreneurial spirit.

     IThost.net Corporation is a full service IT services company. We provide three categories of IT services:

- We have been in the conventional information technology solutions business since 1988.
- We have been in the e-Business solutions business since 1996. - We began our information technology hosting business in 1999.

CONVENTIONAL  IT  SERVICES

     Conventional IT Services are provided to help companies with existing IT infrastructures to plan, design, implement, and manage their own telecommunications, wide area networking, server and workstation systems, operating systems, and integrated software applications. Our clients decide the extent of our involvement in any or all of these areas of IT.

E-BUSINESS  SERVICES

     e-Business Services are provided to specifically address the evolution of our clients' IT systems to support the new ways of doing business such as business to business and business to consumer e-Business and Internet marketing.

ITHOSTING  SERVICES

     IThosting Services are provided to handle a client's complete IT requirements and we literally become our clients IT department by contract. We are continuing to develop our IThost.net infrastructure to allow us to professionally manage our clients centralized servers in a true data center environment.

     We maintain a flexible service model as more clients are brought on-line. We have the capability to host all or a portion of a customer's information technology requirements. Our solutions allow the customer to use our information technology skills and computer systems, instead of the customer purchasing more computer hardware and software and hiring more computer staff.

     We  provide  our  customers  with:

- A complete off-site information technology resource for real time business operations solutions, e-Business transactional solutions and business data solutions.
- Application software and e-Business transaction software which resides on our servers. In providing this service, we are sometimes referred to as being an Applications Service Provider ("ASP"). However, the scope of our service is much greater than typical ASP's. Therefore we call ourselves an ITSP.
-    Broad bandwidth, high speed Internet service.

-    Data access, manipulation, mining, warehousing and storage.

     Our  Information  technology  hosting  solutions  enhance  a  customer's:
-    Internet strategies
-    E-Business solutions
-    Enterprise asset and operational functionality and control
-    Marketing Management
-    General Business Operations
-    Data Base Management

     We  provide  our  customers  with:

-    Our state-of-the-art computer servers, facilities and staff.
-    Our 24/7 customer service.
- Integration of our hosting solutions with the customer's existing computer system.
-    Training.

     We also provide conventional information technology solutions for a customer's own computer network. We also enable a customers' e-Business web presence by migrating the customer's conventional business methods to the e-Business model through web site design, maintenance and hosting.

     Our information  technology  hosting  solutions,  conventional  information
technology   solutions  and  e-Business   solutions  are  provided  through  our
wholly-owned subsidiary, ITHost.net Corporation.

     Our web site is www.hyd.net, however, the information contained on our web site is not part of this prospectus. Our principal executive offices are located at HyperDynamics Corporation, 2656 South Loop West, Suite 103, Houston, Texas 77054, tel. (713) 660-9771.

     In January, 2000, we sold 3,000 shares of our new issue Series A Preferred Stock for a total of $3,000,000 in cash to three accredited investors. As part of this transaction, we also issued to the three investors a total of 300,000 Investor Warrants to purchase shares of our common stock at a price of $5.9125 per share which are immediately exercisable and expire on January 6, 2005. The Investor Warrant provides that in no event shall the holder exercise the Warrant if upon exercise of the Warrant, the holder would beneficially own more than 4.9% of our outstanding common stock. As part of this transaction, we issued 180,000 Placement Warrants to the placement agent to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005 and 120,000 Consultant Warrants to one individual to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005. This was a private placement offering of securities.

     In September, 1999, we sold our formerly wholly-owned subsidiary, Wired and Wireless Corporation because it no longer fit into our business plan.

THE  OFFERING

Common  stock  outstanding as of October 27, 2000:
 ......13,805,497 shares  of  common  stock



Common stock to be
offered by our
selling
stockholders. . . .2,328,113 shares, which includes 1,728,113 shares  underlying
                   Series A Preferred Stock and 600,000 shares underlying Investor Warrants, Placement Warrants and Consultant Warrants.


Market for our
common stock. . . .Our common  stock trades  on the  Over-the  Counter  Bulletin
                   Board, also called the OTCBB, under the trading symbol "HYPD". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

                                  RISK FACTORS

     Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

OUR INFORMATION TECHNOLOGY HOSTING BUSINESS IS NEW AND SUBJECT TO THE RISKS OF A NEW BUSINESS

     We began our information technology hosting business in 1999 and we have one information technology hosting customer at this time, although we have several customers for our conventional information technology business and our e-Business solutions business. We only have just begun to market our information technology hosting business. This business is extremely competitive and we may not be able to increase our customer base at a sufficient rate to fund operations.

WE HAVE HAD AND COULD HAVE LOSSES, DEFICITS, AND DEFICIENCIES IN LIQUIDITY WHICH COULD IMPAIR OUR ABILITY TO GROW

     Our ability to achieve profitability depends on our ability to successfully develop and market our information technology hosting solutions. There is no assurance that we will be able to accomplish this in a profitable manner. We are subject to all of the risks inherent in a growing venture, including the need to develop marketing expertise and produce significant revenue. We may incur losses, deficits and deficiencies in liquidity for the foreseeable future due to the significant costs associated with providing our customers with information technology hosting solutions.

     For fiscal 2000, we had a net loss of $666,132, a deficit of $2,001,785 and positive stockholders' equity of $2,389,683. For fiscal 1999, we had a net loss of $(184,546), a deficit of $1,385,737 and positive stockholders' equity of $336,597.

     WE  WILL  NEED  MORE  FINANCING  FOR  GROWTH

     We have limited financial resources. Until our operating results improve, we must obtain outside financing to fund the expansion of our business and to meet our obligations as they become due. Any additional debt or equity financing may be dilutive to our shareholders. Financing must be provided from our operations, or from the sale of equity securities, borrowing, or other sources of third party financing. The sale of equity securities could dilute our existing stockholders' interest, and borrowings from third parties could result in our assets being pledged as collateral and loan terms which would increase our debt service requirements and could restrict our operations. There is no assurance that capital will be available from any of these sources, or, if available, upon terms and conditions acceptable to us.

YOU HAVE A RISK OF DILUTION. THE ISSUANCE OF THESE SHARES WILL HAVE A DILUTIVE EFFECT ON OUR COMMON STOCK AND MAY LOWER OUR STOCK PRICE. WE HAVE RESERVED A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK FOR ISSUANCE UPON THE CONVERSION OF SERIES A PREFERRED STOCK, AND THE EXERCISE OF OUR WARRANTS AND OPTIONS.

     As of October 27, 2000, we had outstanding 2,120 shares of our Series A Preferred Stock that can be converted into shares of our common stock. The number of shares we will issue upon the conversion of our Series A Preferred Stock fluctuates with our common stock market price, cannot be determined until the day of conversion and is calculated by a formula set forth in the designation certificate of the Series A Preferred Stock. There is no limit on the number of shares of our common stock that may be issued upon the conversion of Series A Preferred Stock. The Series A Preferred Stock could have conversion prices that are below our current market price. If conversions of the Series A Preferred Stock option occur, shareholders may be subject to an immediate dilution in the per share net tangible book value. The Series A Preferred Stock may be converted into common stock at any time prior to January 30, 2002, when it automatically converts into common stock.

     As of October 27, 2000, we had outstanding a total of 2,069,515 options and warrants to purchase our common stock at exercise prices ranging from $.50 to $7.095 per share, which are near or below market prices. Of these, 1,394,505 options and warrants expire at various times through the year 2002, and 75,000 warrants expire in August 2003, and 600,000 warrants expire in January, 2005. If the exercise of warrants or options occur at below market prices, shareholders will be subject to an immediate dilution in the per share net tangible book value.

     We have reserved a large number of shares to be issued on the conversion of Series A Preferred Stock, and upon the exercise of all outstanding options and warrants. The issuance of these shares will dilute our common stock per share net tangible book value and may hurt our stock price. As of October 27, 2000 we have reserved:

- 2,000,000 shares of our authorized and unissued common stock in connection with the future conversion our Series A Preferred Stock and the future exercise of the Investor Warrants, Placement Warrants and Consultant Warrants. The Series A Preferred Stock may be converted into common stock at any time prior to January 30, 2002, when it automatically converts into common stock; and
- 1,658,648 shares of our authorized and unissued common stock in connection with the future exercise of other outstanding options and warrants.

     These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. Of the total of 2,328,113 shares of our common stock that we are registering in this offering, 1,728,113 shares are in connection with the future conversion of Series A Preferred Stock. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of Series A Preferred Stock. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming.

THE SALE OF OUTSTANDING SHARES COULD RESULT IN A LOW MARKET PRICE FOR YOUR COMMON STOCK. THERE IS A LIMITED PUBLIC FLOAT FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT THE PRICE OR IN THE VOLUME YOU DESIRE

     As of October 27, 2000, we had outstanding 13,805,497 shares of common stock, out of which approximately 7,376,295 shares are restricted securities. Approximately 7,276,295 shares of our restricted common stock has been held by our shareholders for more than two years, of which 327,962 could be sold into the market immediately without volume limits pursuant to Rule 144 because they are held by non-affiliates. The balance, 6,948,333 shares, are held by affiliates and could be sold into the market immediately subject to volume limits pursuant to Rule 144.

     Approximately 200,000 shares of our restricted common stock has been held by our shareholders for more than one year and less than two years and could be sold into the market immediately with volume limits pursuant to Rule 144. By January, 2001, substantially all of our restricted shares of common stock will be freely tradable subject to Rule 144. As the restrictions on resale end and these shares are sold into the market, the price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     The possibility that a substantial amount of the shares registered in this offering may be sold in the public market could have an adverse impact on the market price of our common stock. There is no assurance that stockholders will be able to sell the shares for any particular price. No prediction can be made as to the effect that sales of shares of our common stock or even the mere availability of such shares for sale, will have on the market prices. The possibility that substantial amounts of common stock may be sold in the public market by the holders of these shares, or the perception by the market of an intention by the holders to sell these shares, would likely have an adverse effect on prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

WE ARE DEPENDENT ON OUR PRESENT MANAGERS AND OUR ABILITY TO GROW COULD BE IMPAIRED IF WE LOST THEIR SERVICES

     Our success is substantially dependent upon the time, talent, and experience of Kent Watts, our President and Chief Executive Officer. We have an employment agreement with Mr. Watts. However, we have no key man insurance on Mr. Watts. The loss of the services of Mr. Watts would have a material adverse impact on us. No assurance can be given that a replacement for Mr. Watts could be located in the event of his unavailability. In order for us to expand, we must continue to improve and expand the level of expertise of our personnel and we must attract, train and manage qualified managers and employees to oversee and manage the expanded operations. Demand for computer industry personnel is high. There is no assurance that we will be in a position to offer competitive compensation to attract or retain such personnel. You should not invest unless you are willing to entrust all aspects of our management to our directors and officers.

WE MAY NOT BE ABLE TO MANAGE GROWTH AND THIS COULD RESULT IN A WEAKENING OF OUR FINANCIAL AND COMPETITIVE POSITION

Our intention is to expand business operations by acquiring companies and starting new businesses. This expansion will subject us to a variety of risks associated with rapidly growing companies. In particular, our plans may place a significant strain on our day-to-day operations. There can be no assurance that our systems, controls or personnel will be sufficient to meet these demands. Inadequacies in these areas could have a material adverse effect on our business, financial condition and results of operations.

OUR  CUSTOMER  CONTRACTS  REQUIRE US TO MEET SPECIFIED PERFORMANCE LEVELS AND WE
MAY  MISJUDGE  THE  LEVEL  OF  PERFORMANCE  THAT  WE  ARE  ABLE  TO  PROVIDE

     If we misjudge the time or the constraints in which we provide solutions or are unable to maintain any agreed upon performance levels for customers, our customers may become dissatisfied. We do not know if we can consistently achieve the service levels we agree on with our customers.

WE HAVE NEVER PAID A CASH DIVIDEND AND IT IS LIKELY THAT THE ONLY WAY YOU WILL REALIZE A RETURN ON YOUR INVESTMENT IS BY SELLING YOUR SHARES

We have never paid cash dividends on any of our securities. Our Board of Directors does not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings to finance our growth. As a result, your return on an investment in our stock will likely depend on your ability to sell our stock at a profit.

THERE IS LIMITED MARKET LIQUIDITY FOR OUR SECURITIES AND THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES

At October 27, 2000, the closing price of our stock was near or above $1.00 per share. If our closing stock price is below $5.00 per share, our stock would be considered "penny stock", and the sale of our stock would be subject to the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. The penny stock rules require a broker-dealer to:

-     Advise  a  customer  of  the  lowest  offer  and highest bid for our stock
-     Advise  a  customer  of  the  broker  dealer's  compensation
- Make a special written suitability determination for the customer and receive the customer's prior written agreement

If we were to become subject to the penny stock rules, there could be delays in the trading of our stock. The market liquidity of our stock could be adversely affected.

     THE  MARKET  PRICE  OF  YOUR  SHARES  WILL  BE  VOLATILE

     The stock market price of technology companies like us has been volatile. Securities markets may experience price and volume volatility. The market price of our stock may experience wide fluctuations as it has in the recent past which could be unrelated to our financial and operating results.

WE  COULD  ISSUE  PREFERRED  STOCK  AND  THIS  COULD  HARM  YOUR  INTERESTS

We presently have authorized 20,000,000 shares of preferred stock, par value $.001 per share, from which 5,000 shares have been designated as Series A Preferred Stock, of which 2,120 shares of Series A Preferred Stock are presently outstanding. Other shares of preferred stock, if issued, would be entitled to preferences over the common stock. The shares of preferred stock, when and if issued, could adversely affect the rights of the holders of common stock, and could prevent holders of common stock from receiving a premium for their common stock. An issuance of preferred stock could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could (upon conversion or otherwise) enjoy all of the rights of holders of common stock. The Board's authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control of us through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly.

     WE MAY SEEK BUSINESS COMBINATIONS WITH OTHER FIRMS AND ISSUE MORE SECURITIES WHICH COULD DILUTE YOUR INTERESTS AND PUT MORE OF OUR SHARES INTO THE MARKET

     We may enter into business combinations with other firms by exchanging stock. This would enable us to acquire additional assets without spending cash. However, it may result in dilution in per share net tangible book value to existing shareholders, and put more of our shares into the market.

WE MAY NOT BE ABLE TO COMPETE FOR BUSINESS AND THIS WOULD SUBSTANTIALLY IMPAIR OUR GROWTH

     There are other companies which are engaged in the same business as us. Many of our competitors are more established companies with substantially greater capital resources and substantially greater marketing capabilities. No assurances can be given that we will be able to successfully compete with such companies. We anticipate that the number of competitors will increase in the future.

IF  WE  WERE  UNSUCCESSFUL  IN  PREVENTING  OTHERS  FROM  USING OUR INTELLECTUAL
PROPERTY,  WE  WOULD  LOSE  A  COMPETITIVE  ADVANTAGE

     We have common law rights to the service marks "HyperDynamics", "ITHost" and ITHost.net" based upon our substantial and continuous use of these trademarks in interstate commerce. However, we have not registered these service marks. There can be no assurance that the steps we have taken to protect our service marks will be adequate to deter misappropriation. Any attempts by us that we make to defend our intellectual property would be expensive and time consuming.

WE DEPEND ON THIRD PARTY TELECOMMUNICATIONS VENDORS OVER WHOM WE HAVE NO CONTROL AND THIS COULD IMPAIR OUR REVENUES

     Our information technology hosting business and our e-Business solutions business is dependent upon other companies to supply telecommunications services and computer equipment which we use to provide our information technology hosting solutions. Any failure to obtain needed services in a timely fashion and at an acceptable cost could have a material adverse effect on our business. Moreover, a disruption in telecommunications capacity, which is provided by third parties, could prevent us from providing our services. Although we have not been affected by a network outage, major network outages have occurred in the past. Were such an outage to affect us, we may not be able to deliver an adequate level of service to our customers.

WE DEPEND ON THIRD PARTY SOFTWARE VENDORS OVER WHOM WE HAVE NO CONTROL AND THIS COULD IMPAIR OUR REVENUES

     We depend on other companies to supply the software which we use to provide our information technology hosting solutions. Any failure to obtain needed software or services in a timely fashion and at an acceptable cost could have a material adverse effect on our business. Our ability to provide cost efficient and reliable information technology hosting solutions to our clients is key to our business strategy. We will derive revenues from projects in which we customize, implement, or host applications developed by a variety of software vendors. We have software license agreements with these software vendors. All the agreements may be terminated upon a breach of the agreement. We cannot be sure that any of our agreements with software vendors will be renewed in the future. If any of these agreements are terminated, not renewed, or we cannot continue to use the software for any reason, we may have to discontinue services or delay their introduction unless we can find, license, and package comparable software. In addition, we can provide no assurance that if we were able to obtain similar software products, that the terms of the licensing agreement would be favorable, or that our clients would accept comparable software products as substitutes.

     Not only is our success dependent upon the continued popularity of the product offerings of our current vendors, it is also dependent on our ability to establish relationships with new vendors in the future. As new software applications are released, if we are unable to enter into agreements with these software vendors, we may be unable to compete.

WE FACE SECURITY RISKS IN CONNECTION WITH OUR ABILITY TO PROTECT OUR HARDWARE FROM DAMAGE, COMPUTER HACKERS OR COMPUTER VIRUSES

     Our success largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. All of our computer and communications hardware is currently located at a leased facility in Houston, Texas. Our hardware is vulnerable to:

-     computer  viruses
-     physical  or  electronic  break-ins
-     physical  vulnerability  to  damage
- interruption from fire, flood, long-term power loss, and telecommunications failures

     These events could lead to delays, loss of data, or interruptions in service which could subject us to liability and harm our reputation. We believe that we have sufficient internal disaster recovery resources to implement and establish a full and rapid recovery from disasters of these types. We currently do not carry any business interruption insurance to compensate us for losses that may occur. We currently do not have any business liability insurance to compensate for any losses or claims that may arise from our business operations, such as claims by our customers.

     A significant barrier to online business and communications is the secure transmission of confidential information over public networks. We rely on technology to provide the security to secure the transmission of confidential information. However, we can provide no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the methods used to protect customer data. If any compromise of our security were to occur, our reputation and business would suffer. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations or the operations of our customers. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by security breaches.

IN THE FUTURE, OUR INABILITY TO MEET CUSTOMER NEEDS FOR ERROR-FREE HOSTING SERVICES COULD RESULT IN LOSSES AND SUBSTANTIAL LIABILITY

     The hosting solutions we provide our clients are critical to their businesses. Any defects or errors in our services or any failure to meet clients' expectations could result in:


-    delayed or lost revenues due to adverse client reaction
-    requirements to provide additional services to a client at no charge
- claims for substantial damages against us, regardless of our responsibility for such failure, which may not be limited by the contractual terms of our engagement

     We currently do not have any business liability insurance to compensate for any losses or claims that may arise from our business operations.

WE ARE DEPENDENT ON THE GROWTH IN DEMAND FOR INFORMATION TECHNOLOGY HOSTING SOLUTIONS

     Our ability to increase revenues and achieve profitability depends, in part, on the growth in demand for and the acceptance of information technology hosting solutions by small and medium-sized businesses. The market for these solutions has only begun to develop and is evolving rapidly. We believe that many potential clients are not currently aware of the advantages of outsourcing information technology solutions. However, it is possible that these solutions may never achieve market acceptance. If the market for our solutions does not grow, or grows less rapidly than we currently anticipate, our revenues will suffer.

     OUR  BUSINESS  IS  DEPENDENT  ON  THE  INTERNET,  WHICH  WE  DO NOT CONTROL

     Our success will depend, in large part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users and increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and these outages and delays could hinder our ability to provide solutions.

     WE INDEMNIFY OUR DIRECTORS AND OFFICERS AND THIS REDUCES THE LIKELIHOOD OF SHAREHOLDER LITIGATION

     Delaware General Corporation Law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to our best interests, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

     Our Bylaws provide that our directors and officers are indemnified by us if that person is a party to a matter by reason of being a director or officer. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by our stockholders on our behalf against a director.

WE ARE SUBJECT TO THE DELAWARE ANTI-TAKEOVER LAW AND THIS COULD PREVENT A TAKEOVER AND ANY POSSIBLE PREMIUM PRICE FOR YOUR SHARES

     We are subject to the General Corporation Law of the State of Delaware, including the anti-takeover law. The law restricts the ability of a public Delaware corporation from engaging in a business combination with an interested stockholder for a three year period that begins on the date of the transaction in which the person became an interested stockholder. As a result, persons who may desire to acquire us may find it difficult to effect an acquisition with us. This could deprive our shareholders of certain opportunities to sell or otherwise dispose of their stock at above-market prices pursuant to such transactions.

               INFORMATION  ABOUT  FORWARD-LOOKING  STATEMENTS

     This prospectus contains forward-looking statements about our future. Forward-looking statements include statements about our:

-     plans
-     objectives
-     goals
-     strategies
-     expectations  for  the  future
-     future  performance  and  events
-     underlying  assumptions  for  all  of  the  above
-     other  statements  which  are  not  statements  of  historical  facts

     These forward-looking statements involve risks and uncertainties which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

     In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

-    our ability to respond to changes in the information technology marketplace
-    competitive  factors
-    the  availability  of  financing  on terms and conditions acceptable to us
-    the  availability  of  personnel  with  information  technology  skills

We have no obligation to update or revise these forward looking statements to reflect future events.

                                 USE OF PROCEEDS

     We will not receive any proceeds upon the sale of the common stock issuable upon the conversion of our Series A Preferred Stock by the selling stockholders. If all the warrants in this offering are exercised, the net proceeds to us from the exercise of the warrants, after the deduction of offering expenses, will be approximately $3,833,200. We intend to use the net proceeds for working capital and general corporate purposes. We will pay for the cost of registering the shares of common stock in this offering.

                           PRICE RANGE OF COMMON STOCK


     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "HYPD". This table states the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

(Our fiscal year ends on June 30)

                       High Bid  Low Bid

Fiscal 1999
      First Quarter     1.2500  0.25000
      Second Quarter    2.2500  0.78125
      Third Quarter     3.5000  0.28125
      Fourth Quarter    1.3750  0.46875

Fiscal 2000
      First Quarter     1.1250   0.6800
      Second Quarter    5.0625   0.5000
      Third Quarter     7.7500   3.6250
      Fourth Quarter    4.7500   1.1875


     On October 20, 2000, the closing bid on our common stock as reported on the OTCBB was $1.00 per share. On October 1, 2000, we had approximately 2,285 record stockholders and approximately 3,000 beneficial stockholders of our common stock. On October 1, 2000, we had 13,805,497 shares of our common stock outstanding.

TRANSFER  AGENT  AND  REGISTRAR

     The transfer agent and registrar for our common stock is Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, tel.(801) 484-7222.

                              OUR  DIVIDEND  POLICY

     We have not paid and do not intend to pay cash dividends on our common stock in the foreseeable future. Our current dividend policy is to retain all earnings, if any, to provide funds for operation and expansion of our business. Our declaration of dividends, if any, will be subject to the discretion of our Board of Directors, who may consider such factors as our results of operations, financial condition, capital needs, acquisition strategy, among others. We cannot pay dividends on our common stock until all dividends due on our Series A Preferred Stock have been paid.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

               CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

The Company is including the following cautionary statement to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company. This Form SB-2 contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements: the ability of the Company to respond to changes in the information system environment, competition, the availability of financing, and, if available, on terms and conditions acceptable to the Company, and the availability of personnel in the future. The Company has no obligations to update or revise these forward looking statements to reflect future events.

The following discussion should be read in conjunction with the financial statements and notes thereto for the fiscal years ended June 30, 2000 and 1999.

General

With its focus heavily on The Mattress Firm Project in FYE 2000 the Company recognized some promising core revenues. Having limited capital resources for the first half of the year and with its intense focus on this project, the ability for the Company to close substantial follow-on business was curtailed. The Company's priorities were clearly to make this project run as smooth as possible and to focus its sites on establishing its new Integrated Technology Center (ITC) at the Westwood Technology Center in Houston, Texas. The Company has been able this year to move forward with its IT hosting business plan by leasing its new facilities at the Westwood Technology Center and contracting with AT&T for its fiber based backbone. AT&T is providing redundant physical path fiber to be co-located at the new ITC and is also working with HyperDynamics with respect to co-marketing and business development through their "Hypergrowth" program. The Company has also been able to implement new and improved business development strategies associated with the new ITC with help from Interneed as a consulting partner in Houston that has helped to define our complete marketing and sales strategy. However, with all of this progress towards the new IT hosting plan, the slowing down of Phase I of The Mattress Firm Project and cost overruns in the fourth quarter curtailed revenues and gross profit percentages. Regardless of its operational difficulties, the Company is now on a fast track to its new Integrated Technology Center (ITC) and is expected to go on-line in late November or early December 2000. Management is expecting increasing revenues in the second quarter of 2001. Based on current activity for increasing demand and quotation for end-to-end Hypersource services to be provided at its new ITC; additional potential business with The Mattress Firm for phase II of their requirements; and other mid-range systems projects expected to be closed, management expects major revenue and gross profit increases by the third quarter of FYE 2001.

With the focus of the Company to be the Premier Integrated Technology Service Provider (ITSPTM) the Company is in a transition to a heavier mix of higher contribution margin business as an IT service company. The acquisition strategy of the Company has not yet been implemented. It has been delayed thus far because of difficulties to negotiate acceptable capital structures and a technology market that has seriously retracted in recent months.

Results  of  Operations

Revenues increased to $2,137,998 for the year ended 2000, from $938,306 as restated for 1999. The 128% increase was due to the major emphasis and focus on the major e-Business project with The Mattress Firm and information technology services and e-Business related sales. The Mattress Firm was 71% of current year business and was the reason for the increase. We continue to service their needs for hardware and follow-on project requirements as their system continues to be rolled out to their retail sites.

Cost of revenues increased to $1,962,150 (91.78% of revenue) for the year ended 2000, from $747,046 (79.6% of revenue) as restated for 1999. The reason for the significant increase cost of sales is related directly to the increase in related revenues, however the increase in the percentage of cost of sales to revenue needs further explanation. During the year the Company made some substantial decisions to position itself for its new IT hosting business model. At least for the first 1/2 of the fiscal year we were not in a position to move forward with the new IT hosting business model. With respect to its largest core project regarding the Mattress Firm, management decided not to hire the necessary programming consulting group that would add substantially to its fixed overhead. Instead we contracted with Great Plains Consulting to perform a substantial portion of the custom development performed on this project during the year. This was done in an effort to minimize fixed overhead during a period of time that we expected to be in a major transitional state. Towards the end of the third quarter we were already heavily focused on the major transition to the new business model being implemented with the Westwood Technology Center. By the end of the fourth quarter it became apparent that the Mattress Firm contract had incurred cost overruns to the extent that our billings were immediately cut short. In an effort to maintain a higher level of customer satisfaction and be positioned properly for significant future business, management was compelled to give approximately $80,000 in credits, which in effect reduce our revenues and worsened our gross profit percentages because we had committed a certain amount already to our sub-contractors. Management expects cost of sales as a percentage to improve significantly in the future.

Selling, General and Administrative expenses increased to $669,485 (31.31% of revenue) for the year ended 2000, as compared to $259,324 (33.86% of revenue) as restated for 1999. The increase was partly due to increased selling expenses which increased to $196,595 as a result of substantial sales commissions paid for the year ended 2000 compared to $58,393 as restated for 1999. Legal and accounting expenses increased by approximately $36,000. The remaining increase was due to an increased level of overall increase in salaries (both cash and value of options), travel, general office, rent, utilities, and etc. across the board. Management has considered this necessary to get prepared for the expected increase in activity resulting from its new Integrated Technology Center. Management expects selling, general, and administrative expenses to decrease significantly on a percentage of revenue basis as activity levels increase.

Net Loss. The net loss of the Company was $(616,048) for the year ended 2000, or ($0.04) per share, compared to $(184,546) or ($0.01) per share as restated for 1999. The net loss available to shareholders was $(666,132). This amount includes the deduction for preferred stock dividends.

The negative results is due to Phase I of the Company's core eBusiness project with The Mattress Firm coming to a close at the same time that it began its transition to its new business model. Also Selling, General, and Administrative expenses have continued to increase partly in preparation for its new revenue model associated with its first Integrated Technology Center currently being built in Houston at the Westwood Technology Center. Management expects revenues and margins to dramatically increase in the coming periods as a result of its key agreements with AT&T and by putting in this key infrastructure and its full blown marketing plan to fill it to capacity.

Liquidity  and  Capital  Resources

At June 30, 2000 the Company's current ratio of current assets to current liabilities was 6.16. This compares to 2.52 for 1999. The Company has dramatically improved its current ratio primarily through obtaining additional capital financing through its Regulation D private placement completed during the third quarter of the year. The Company does not have any long-term debt. In the process of increasing its marketing and sales activities in preparation for bringing the new IT hosting facility on-line, the Company is evaluating the opportunities for strategic partners that could provide financing for up to an additional $10,000,000 equity financing to be used for implementing additional IT hosting centers 2 & 3 in strategic locations around the country and for key acquisitions of technically talented IT consulting and integration firms. Thus, the Company is talking with several potential business partners that could potentially provide capital to implement Integrated Technology Centers 2, 3, and 4.

The Company is in a position to obtain additional capital upon the exercise of previously issued warrants and outstanding options for common stock.

The Company is continuing its plans to raise necessary capital to qualify it to be listed on an exchange such as the NASDAQ or American Stock Exchange. The Company is in negotiation with various private investors to structure a private transaction that could potentially help to qualify the Company for listing on a stock exchange. Additional strategies to raise capital will be implemented as the Company moves towards its more strategically based acquisitions. Upon qualifying for listing on an exchange, the Company intends to prepare an underwriting package to attract the right team for a new securities registration to be used to raise substantially more capital to support its IT Hosting business plan. This new registration would include plans to acquire entrepreneurial based and technically talented companies to enhance the Company's e-Business and IT Hosting capabilities. No assurance can be given that the Company will qualify for or become listed on the American or Nasdaq stock exchanges or that it will be successful in raising additional capital through the sale of its securities.

In an effort to enhance shareholder value, on August 31, 2000 the Company's Board of Directors approved an exchange offering for a minimum of 50% to a maximum of 90% of the company's common stock. Under the terms of the exchange, shareholders will exchange 100 shares of the company's common stock for a unit. Each unit consists of one share of 9% series B redeemable preferred stock (stated value $200), 100 redeemable class A warrants, 100 redeemable class B warrants and 100 redeemable class C warrants.

It is currently planned that the preferred stock (stated value $200) will pay a 9% dividend on a quarterly basis in arrears. As long as the units trade as originally issued, the dividend will be credited automatically as a reduction of the exercise price of the class A warrant until fully paid, then to the exercise price of the class B warrant until fully paid, and then to the exercise price of the class C warrant until fully paid. Thereafter, or in the event that all of the unit components are detached, the dividends shall be paid in cash or shares of common stock, at the discretion of the company. The preferred stock is to be redeemable at its stated value plus accrued dividends. The preferred stock is not convertible into common stock.

At this time it is anticipated that each class A, B, and C warrant will have an exercise of price of $1.35 and will expire after 7 1/2, 15 and 22 1/2 years, respectively. Beginning no sooner than one year and one day after the completion of the exchange, and only after the daily closing bid price on the common stock is over $5 for a period of 20 consecutive trading days, the company may, at its discretion, call for redemption the class A, B, or C warrants. In the event that the class A, B or C warrants are not detached from the unit, then the dividend payments from the preferred stock will fully pay for the exercise price of the class A, B and C warrants in 7 1/2, 15 and 22 1/2 years, respectively, at which time the warrants will be automatically exercised into shares of common stock.

Shareholders will be urged to read carefully the exchange offer and related materials that the company will be sending out within a reasonable time after the filing of this annual report because they contain important information, including various risks, terms and conditions to the exchange offer. Shareholders will be able to obtain the exchange offer and related materials free at the SEC's Web site at www.sec.gov or from the Company's to-be-announced
                              -----------
information agent. The Company makes absolutely no assurances that the minimum number of shares of common stock (50%) will be exchanged.

The board of directors of HyperDynamics has approved the exchange offer. However, neither the company nor its board of directors will make any recommendation to shareholders as to whether to exchange or refrain from exchanging their shares. Shareholders will be required to make their own decision as to whether to exchange some or all of their shares. Announcement as to the exchange agent for the exchange offer is still pending.

Factors  affecting  future  results

This year the Company gained significant experience with large custom eBusiness projects and it succeeded in raising its necessary core capital.

The degree that the Company is successful in designing, building, and implementing its first new Integrated Technology Center (ITC) and the degree and speed that it is also able to begin to sell out its capacity will go a long way to determining the positive future results of operations.

The implementation of the Company's new ITC Marketing plan co-developed with the help of Interneed, a business development firm in Houston, is expected to steer HyperDynamics to success.

Once in its new ITC, the Company must continue to increase its recurring revenue base, continue to close project oriented eBusiness contracts, raise additional capital to start building ITC 2, 3, and 4, and to start making some core acquisitions of successful IT services companies to combine with its ITC strategy. These are the goals established by management for the fiscal year to end June 2001.

Management is very pleased with the results of FYE 2000 results and is more excited than ever about the Company's future and ability to grow steadily and on a profitable basis.

                                   OUR  BUSINESS

Historical  Background  of  Business

The Company changed its name to HyperDynamics Corporation in January 1997. The Company was formerly known as RAM-Z Enterprises, Inc. and was incorporated under the laws of the State of Utah on July 29, 1983. On May 17, 1994 the management formed a Delaware corporation named RAM-Z Enterprises, Inc., for the purpose of merging with and changing the domicile of the Company. The State of Utah approved the merger on May 27, 1994. The merger of the two companies was on the basis of one share of common stock exchanged for one share of common stock in the surviving corporation.

Investment  in  Revenue  Sharing  Agreement

On May 1, 1997, HyperDynamics entered into a revenue sharing agreement with Internet Finance and Equipment, Inc. (A Florida Corporation referred to as "IF&E") and Sierra-Net, Inc. (A Nevada Corporation referred to as "Sierra-Net"). This agreement was pursuant to a "Stock Purchase Agreement" dated April 1, 1997 between Net Telecommunications, Inc., ISP.NET, Inc. and HyperDynamics, as amended on April 25, 1997 whereby HyperDynamics facilitated the acquisition of Sierra-Net through the issuance of 177,000 shares of the Company's restricted common stock. HyperDynamics received a 4% interest in the gross revenues of Sierra-Net, Inc. (A Nevada based Internet Service Provider) as well as the right to 19% of the proceeds pursuant to any partial or complete sale of SierraNet, Inc. The monthly payments were received consistently up until the time SierraNet, Inc. was acquired by M&A West, Inc. (OTC/BB: MAWI). The Company received its portion of cash proceeds as disclosed in the financial statements and maintains a 19% interest in 153,846 shares of MAWI or 29,230 shares. On October 1, 2000 the MAWI stock was trading at approximately $5 per share. Based on the acquisition agreement it appears that there is a possibility for the acquisition to be unwound and thus HyperDynamics Management, based on conservative accounting principles, is waiting for complete resolution to determine the value of its 19% interest.

Initiation  and  Sale  of  Wired  &  Wireless  Corporation

On October 17, 1997 Wired & Wireless Corporation was established as a wholly owned subsidiary of the Company to plan, design and implement information systems for customers using wireless technologies such as multipoint / multichannel distribution systems (MMDS) and low-power multipoint / multichannel distribution systems (LMDS).

Two industry veterans were hired in October of 1997. Ted W. Tarver, former President of Wireless Cable Connection, Inc. was hired as President of the new subsidiary. Assets purchased by the Company from Wireless Cable Connection, Inc. include an interest in contingent contract receivables for consulting of $144,000 based on wireless frequency licenses granted and to be granted by the Federal Communications Commission (FCC) to be granted to third parties. The acquisition of certain Wireless Cable Connection assets was negotiated and finalized with the receipt of certain sellable inventory assets as reflected in inventory at June 30, 1998. The purchase also included miscellaneous equipment and software used for evaluating and building out wireless markets. The acquisition was finalized on June 23, 1998 when the company paid 100,000 shares of restricted common stock, then trading at $.51 per share. Additionally, on October 21, 1997 the company hired Joseph R. Barris as the Vice President for the newly established subsidiary. The company also purchased all rights to the International customer sales list and to all future sales for wireless equipment of Joseph Barris and Barris Communications, Inc. The company paid cash of $40,000 in cash for these customers and the rights to the related sales associated with each.

On September 30, 1999, management decided that the Wired & Wireless business was not conducive to its business plan to become the premier Integrated Technology Service Provider (ITSPTM). Thus it sold the subsidiary to Joseph Barris and Ted Tarver, In the transaction Wired & Wireless took all of its assets and liabilities and the Company received a revenue sharing agreement. Cash flows received to date have totaled $4,515. In November the President of Wired & Wireless was in a serious hunting accident and on a long road to recovery. Any future revenue is contingent on the recovery of the President and the rebuilding of their business.

Addition  of  key  management

On June 23, 1998 the Company hired Harry James Briers as the new "Director of Integrated Information Systems". Mr. Briers also agreed with the company to re-direct all of his consulting business, formally known as "Perfect Solutions" in Houston, Texas. The agreement included that the Company obtains all of the rights to all future sales for products and services to these customers. Mr. Briers was issued 100,000 shares of restricted common stock in the transaction. At the time of the agreement, the stock issued was trading at $.51 per share. Mr. Briers carries an MBA from the University of Houston - at Clear Lake. His focus on mission critical enterprise-wide software applications broadens the scope of the Company's capabilities. A major area of focus for Mr. Briers has been integrated enterprise level software applications like the Great Plains client-server plus SQL mid-range accounting system. This enterprise level accounting platform is targeted for progressive growth companies with $10 million to $500 million in revenues. The addition of Mr. Briers enhanced the primary mission focus of the Company's target market for its integrated IT services.

The  Company's  first  Enterprise  Wide  Mid-range  System  Project

On June 3, 1999 the Company announced a significant Enterprise Wide Mid-range System Project. MicroData Systems, Inc., (its wholly owned subsidiary) initiated an e-commerce development project with The Mattress Venture, LP of Houston, Texas. The Mattress Venture, LP at the time supported eighteen (18) Franchisee's representing approximately one hundred thirty (130) stores across the country. According to Furniture/Today magazine, The Mattress Firm is currently the 46th largest furniture sales organization and fastest growing bedding specialty retailer in the United States with projected annual sales in excess of one hundred million dollars ($100,000,000). The initial project revenue was budgeted at $800,000 and could increase depending upon the startup or acquisition of additional stores. Revenues to date have totaled $1,503,634 as of June 30, 2000. The Company has completed the planning, design, and development phase I together with its key partner Great Plains software. In phase I a custom point-of-sale application has been developed and is currently being rolled out to the Mattress Firm stores nation-wide. This is a custom web-based application that integrates via Microsoft Site Server and Great Plains eEnterprise accounting software to run at the point-of-sale workstation without any additional software than a standard web browser. HyperDynamics designed the system to use the Internet as the primary connectivity thereby bypassing the need for much more costly private wide area networking. These facts coupled with the utilization of Microsoft SQL server on the back-end makes this retail point-of-sale system one of the most feature rich, integrated, scalable and cost effective system available today. Based on the success of this project and a growing number of opportunities in our pipeline, the Company has a growing confidence in its ability to obtain more and more enterprise level system projects. Additionally, the Mattress Firm has indicated the possibility of significant follow-on business with respect to Phase II of this project which is expected to address more customization in inventory control including bar-coding among other things. These projects are perfect lead -ins for our new Integrated Technology Centers, the first of which is being built in Houston, Texas at the Westwood Technology Center.

Current  Direction  of  Business  Plan

               Mission  Statement

               To be the premier integrated technology service provider (ITSPTM) that maximizes our clients' return on their technology investment

HyperDynamics has a mission to be a premier integrated technology services provider (ITSPTM). The information technology (IT) industry is the most dynamic and rapidly growing industry in the history of free commerce. Through its initial strategies, HyperDynamics will build its core IT knowledge base and infrastructure capability to position it to be a leader in the e-Business economy of the future. Its primary goal is to position itself to capture its share of what we perceive to be the largest potential recurring revenue base in history.

HyperDynamics has refined and continues to develop the best cost/beneficial IT services. To maintain flexibility the Company has grouped its approach to IT services into three groupings.

          CONVENTIONAL IT SERVICES are provided on a highly flexible basis to help companies with existing IT infrastructures to plan, design, implement, and manage their own telecommunications, wide area networking, server and workstation systems, operating systems, and integrated software applications. Our clients dictate to which degree we get involved in any one or all of these defined areas of IT.

          EBUSINESS MIGRATION SERVICES are provided to specifically address the evolution of our clients IT systems to support the new ways of doing business such as business to business and business to consumer e-Commerce and Internet marketing. HyperDynamics Corporation designs and implement transaction based, mission critical eCommerce systems for its clients.

          ITHOSTING SERVICES are provided to handle a company's complete end-to-end IT requirements and literally become our clients IT department by contract. The Company is continuing to develop its IT hosting infrastructure to allow it to professionally manage our clients centralized servers in a true data center environment.

Over the last five years, the technology industry has proven out and tested all manner of service delivery models. During that time, the client has assumed varying levels of risk, responsibility, and management of the IT processes.
Three models have risen to the top as the most cost-effective, performance enhancing, and results-focused:

-     The  outsource  IT  services  organization,
-     The  Internet  Service  Provider  (ISP)
-     And  the  Application  Service  Provider  (ASP).

HyperDynamics combines all three delivery models into a single, customer-directed delivery model - the Integrated Technology Service Provider or ITSP as it has come to be known. By bringing together the power of the ITSP to the emerging growth and mid-market clients, HyperDynamics allows its customers yet another avenue of competitive advantage in their unique market places.

In years past larger companies have had the luxury of having extensive resources to implement and manage their information technology budgets. They have learned that the more efficiently they balance their information technology (IT) investment with benefits, the more they can earn as a result of lowered expenses and increased productivity. As a rule, the smaller an organization becomes the less likely it is to be able to take cost effective advantage of the latest and best technology. Company's like ours, using the newest system management technology help remove the gap between small and large organizations. By acquiring technology-based companies in the primary defined areas of information technology, we provide a total cost effective and competent service acting as the IT department. As a result our customers derive the benefits from highly trained professionals in the IT field and only pay for the actual amount they need.

Our  Central  Message  to  Customers

HyperDynamics enables you for tomorrow today. We do this through comprehensive IT services and applications hosting that maximize your returns. We deliver best of breed technology and rapid deployment methodologies to empower your business. At HyperDynamics, we're focused on today so you can focus on tomorrow.

The  phenomenal  information  technology  (IT)  industry

You cannot talk about information technology (IT) without having a major focus on the Internet and e-Business. The Internet and all of its parts has now become a primary component of any company's IT infrastructure.
Deciding how exactly to integrate with the Internet and achieving the optimum integration requires significant technical expertise. HyperDynamics provides the design, implementation, and management services to support complete IT Hosting of a clients IT Department with a emphasis on e-Business (e-commerce is a subset of e-Business). The growth of the Internet and rapid movement of conventional business to e-Business puts HyperDynamics in the in the right place at the right time.

The Emerging Digital Economy II, published by the US Department of commerce discloses the following statistics and estimates in June 1999:

A.   THE EXPANSION OF THE INTERNET
     1. Total people across the globe with Internet access has grown to 171 million worldwide
     2. From 1998 to 1999 web users increased 55%, Internet hosts rose by 46%, web servers increased by 128%, and new web addresses rose 137%
     3. IDC Corporation (IDC) was said to report that between 1998 and 1999 revenues of U.S. Internet service providers (ISPs) will rise by 41%. IDC projects that these ISP revenues will continue growing at a compound annual rate of 28% through 2003.
     4. As of June 8, 1999 Canada and the US make up 56.6% of total people with Internet access. This equates to 37% of US citizens and 36% of Canadians with Internet access at home or work.

     5.   Concerning electronic commerce in the digital economy:

     "The newest  innovations,  which we label  information  technologies,  have begun to alter the manner in which we do business and create value, often in ways not readily foreseeable even five years ago."

                                              Alan Greenspan
                                     Chairman, Federal Reserve Board
                                               May 6, 1999

               - In the Emerging Digital Economy II, Patricia Buckley wrote "Two facets of the digital economy, electronic commerce (i.e. business processes which shift transactions to the Internet or some other non-proprietary, Web-based system) and the information technology (IT) industries that make e-commerce possible, are growing and changing at breathtaking speed".

B.   THE  RISE  IN  E-COMMERCE

               The 1998 "Emerging Digital Economy Report" sited last year that, "In early 1998, forecasters were suggesting that business-to-business e-commerce might rise to $300 billion by 2002." Most forecasters now expect that to be a very low projection. "U.S. Online Business trade will Soar to $1.3 Trillion by 2003", According to Forrester Research's press release, December 17, 1998. (http://www.forrester.com).
                                            ------------------------
               "Early 1998 estimates suggested that Internet retailing might reach $7 billion by 2000. In all probability, this level was exceeded last year (1998), current private estimates of 1998 online retail trade range between $7.0 billion and $15 billion. Forecasters now project online retail sales in the range of $40 billion to $80 billion by 2002. And even these increased forecasts of both business-to-business and business-to-consumer e-commerce may prove to be low if a recent study financed by Cisco Systems, which estimates that 1998 total e-commerce (both business-to-business and business-to-consumer) was $102 billion, is a more accurate estimate."

C.   INCREASING  GLOBAL  MARKETS

          The Department of Commerce reports that the U.S. and Canadian share of world Internet users has declined from 62 percent in 1997 to 57% in May 1999. The report basically says that the rest of the world is catching up and the most important aspect for the world to come online is the development of the critical infrastructure in developing countries. U.S. companies will continuously have opportunities for e-commerce in foreign countries and they will also have increasing competition in a reciprocal manner.

D.   NEW  WAYS  OF  DOING  BUSINESS

          HyperDynamics facilitates its client's e-Business integration by defining new business models, new processes, and dramatically changing the way they do business. The explosion of e-Business is having an effect that goes way beyond the tangible dollar value of the sales on the Internet. Companies that implement effective e-Business models will have substantial competitive advantages by providing timely and useful information through the web, expanding personal choices, providing enriched services, and increasing productivity through efficiency inherent with their newly integrated capabilities.

          In "The ASP Industry News", August/September 1999 edition, an article entitled "It's Time to Get Out of the IT Business", Mr. Brad Bishop, CEO for AVCOM Technologies writes about how Scott McNealy, CEO for Sun Microsystems is advising businesses to stop buying computer hardware and software. Mr. Bishop makes a case for "one of the hottest new trends in the computer industry: application service provisioning
          (ASP). He writes "With application service provisioning, you don't have to invest in the hardware, software and staff needed to support mission-critical business applications." He further writes, "Finding an ASP with experience in sophisticated enterprise applications is the key to success. Application service provisioning demands highly secure, high-speed data hosting and a wealth of expertise. Neither traditional ISP's or system integrators have all the necessary skills. It takes a special breed".

          HyperDynamics exists to be that special breed. With our positioning as an integrated technology service provider (ITSPTM), application service provisioning is a primary subset of the business plan we implemented over two years ago. With our strategy for our cost/benefit designed IT hosting centers, we will provide the best end-to-end services for our clients at the best possible cost. This will allow our clients to focus on what makes them money.

          IT HOSTING AND EXSOURCING

          In the December 1999 Forrester research report, "The exSourcing Imperative", the research writers identify a "new breed of outsourcer", the "exSourcer". In the report Forrester defines the exSourcer as:

               "A help provider that manages multi-company processes and technologies across the Internet."

          In the report, Forrester graphically depicts the difference between the traditional IT outsourcing model from the new exSourcing strategy. In traditional IT outsourcing, the Company is the centerpiece surrounded by its PC, Data Center, and Network outsourcers with custom integration requirements for each of its Customers, Partners, and Suppliers having diverse systems needing to access its system processes. With the exSourcing model, the exSourcer becomes the centerpiece by extending its clients integrated multi-company process services such as ordering, account status, and inventory management to its customers, vendors, and partners. The exSourcer primarily utilizes the Internet as the connection point between the transacting parties and must manage the relationships between them.

          HyperDynamics' business plan for IT hosting has significant similarities and cross over with Forrester's exSourcing concept. While maintaining its flexibility to provide conventional IT services and moving towards the IT hosting model, the Company will naturally be developing and performing more and more business process services. HyperDynamics is positioned to become the premier ITSPTM providing complete end-to-end IT hosting services on an outsourced and ultimately exSourced basis.

E.   THE SHORTAGE OF IT WORKERS AND RELATED STRATEGY

          In the United States there was reported vacancies of approximately 350,000 information technology (IT) related jobs in 1997. The Labor Department projects the need for an additional 95,000 IT jobs annually between now and the year 2005. With only an estimated 25,000 new IT graduates coming out into the workforce annually, there is a serious shortage of IT talent. According to the Emerging Digital Economy II, published by the US Department of Commerce in June of 1999, "Organizations, both public and private, continue to experience real difficulty in recruiting and retaining employees with specialized IT skills." This presents a serious growth opportunity for HyperDynamics Corporation because of its acquisition strategy to acquire information technology based companies with a heavy emphasis on the talent and experience within each company. By obtaining the talent, we believe that coupled with a reasonable marketing plan that we will continue to substantially increase IT service revenues.

          In addition to its acquisition strategy, the IT hosting strategy to intensely cross train our IT professionals and build our virtual IT department will increasingly attract top technical talent. This integrated service is positioned towards total IT outsourcing. One of the reasons that there is a shortage of IT professionals is due to the lack of standards established across all areas of a company's IT infrastructure. With a lack of standards, companies create a maze of complex system designs. The larger and more diverse the organization, generally the more complex the system. This is what has spawned the emergence of enterprise-wide application technology. Larger companies invest large amounts of resources in the implementation of these types of applications that allow the organization to standardize the way it does business. The enterprise applications cross over departmental boundaries, subsidiary lines, and possibly even industry lines in the case of conglomerates or modified conglomerates. Business managers are learning that by standardizing the components used for each area of information systems that the ultimate total cost of ownership will be greatly reduced. The hard dollar benefits are somewhat difficult to evaluate because some of the real benefits are long-term in nature. The soft-dollar benefits, such as increased organizational productivity are unfortunately not often considered until a competitor is able to provide a product or service more efficiently and your company is fighting to stay in business. HyperDynamics' IT professionals have developed a complete standards based information system design and is providing a one-stop IT Hosting option for its clients.

          Ultimately,  IT  hosting  will  provide  a  complete  design  from the integrated voice and data phone system to the integrated enterprise-wide software applications which run geographically independent across an organizations network infrastructure. Network based video applications will be integrated in a like manner. One challenge will be to make the services flexible enough to handle a wide-range of companies in many different industries without compromising foundational standards. This is the reason that partnership with companies like Great Plains Software is so important.

          An integrated information technology environment includes all factors associated with the design, implementation, and maintenance of an organization's Intranet and Internet related communications. Technologies such as ATM (Asynchronous Transfer Mode) allow the real world convergence of voice, video, and data across a single fiber and/or copper cable plant. With this technology a computer workstation can now be transformed into a complete communication device that, through standards based applications, will allow a single cable connection to seamlessly support integrated applications such as video conferencing, telephone, voice mail and email, and many other enterprise-wide productivity based applications.

          The Company maintains a strong strategy to continue to develop and leverage it's own Information Systems Infrastructure and will continue to invest in the automation of the administratively based public company overhead. The commitment that it has made to the Great Plains eEnterprise mid-range system is evidence of substantial progress in this area. Based on this strategy, the Company will benefit from an ever increasing cost/benefit through economies of scale as it reaches it's critical mass through acquisition as well as building on it's expanding IT hosting infrastructure. This will allow the Company to operate more efficiently as well and result in maximizing profits for its shareholders.

          To keep up with technology as it changes so rapidly, the Company will continue to invest in technical certification and excellence. We believe that growing technical expertise will open doors for an increasing opportunity to provide total turnkey IT services. We expect the long-term results to be strong recurring contract service revenue. This will continue to strengthen the Company's value and related stock price in years to come.

Employees and Independent Contractors

The Company has sixteen (16) full time employees. The Company uses independent contractors to minimize fixed overhead prior to its initiation of its first Integrated Technology Center (ITC), expected to come on-line in late November 2000. While utilization of independent contractors reduces the Company's gross profits in the interim, management believes that it ultimately minimizes its risk during its transition to the new IT hosting business model. Direct employment is expected to increase dramatically with the opening of its ITC. No employees are represented by a union and the Company believes that its labor relations are good.

Key Vendors and Technical Certifications

In the past two years HyperDynamics has positioned itself to successfully shift its primary revenue base more clearly to IT services while maintaining technical expertise to continue selling hardware and software components on a convention basis, especially to its larger customers. To support this goal the Company has enhanced or maintained certifications with Microsoft as a Microsoft Solution Provider, Great Plains Software and Seibel sales management as eEnterprise reseller, Intel Product Dealer and now Intel Premier Partner, Citrix Systems Certified reseller, 3Com Network Systems Integrator, Xerox Peripherals reseller, Extreme Networks Premier VAR, and CCC Networks authorized reseller just to name a few. With its relationship with Intel, the Company has the capability to provide custom hardware solutions along with its IT hosting services. This capability provides a tighter integration for its services.

In conjunction for its plans to establish its first ITC at the Westwood Technology Center as discussed below, the Company negotiated with major International Exchange Carriers to decide on its key Internet backbone partner for its redundant and scalable bandwidth requirements. Based on the ability to deliver a redundant fiber based On-Net solution and their co-marketing plan presented as the "HyperGrowth" plan, AT&T has become that partner. Other carriers considered either did not have a strong co-marketing plan or could not deliver the requirements in the time specified. Management feels that this accomplishment is another milestone that has positioned the Company for true
"HyperGrowth",  as  AT&T  puts  it.

Stock Buyback Program. On April 25, 2000 we announced a stock buy back program for up to 500,000 shares of our common stock. We have purchased 71,000 shares to date in the open market. Our last open market purchase occurred on July 24, 2000, of which 2,500 shares were purchased subsequent to June 30, 2000. We do not intend to make any more purchases of our stock under this program.

Exchange Offer. In August 2000, we announced an exchange offer. We anticipate delivering the exchange offer disclosure materials to our shareholders in the near future. Our Board of Directors approved an Exchange Offering for a minimum of 6,620,676 shares up to a maximum of 11,917,216 shares of our common stock. Under the terms of the exchange, shareholders will exchange 100 shares of the company's common stock for a Unit. Each Unit consists of one share of 9% series B redeemable preferred stock (stated value $200), 100 redeemable Class A warrants, 100 redeemable Class B warrants and 100 redeemable Class C warrants.

ABOUT THE PREFERRED: The preferred stock (stated value $200) will pay a 9% dividend on a quarterly basis in arrears. As long as the units trade as originally issued, the dividend will be credited automatically as a reduction of the exercise price of the Class A warrant until fully paid, then to the exercise price of the Class B warrant until fully paid, and then to the exercise price of the Class C warrant until fully paid. Thereafter, or in the event that all of the Unit's component securities are detached, the dividends will be paid in cash or shares of common stock, at our discretion. The preferred stock is redeemable at its stated value plus accrued dividends. The preferred stock is not convertible into common stock.

ABOUT THE WARRANTS: Each Class A, B, and C warrant will have an exercise of price of $1.35 per share and will expire after 7-1/2, 15 and 22-1/2 years, respectively. Beginning no sooner than one year and one day after the completion of the exchange, and only after the daily closing bid price on the common stock is over $5 for a period of 20 consecutive trading days, we may, at our discretion, call for redemption the Class A, B, or C warrants at a redemption price of $.01 per warrant. In the event that the Class A, B or C warrants are not detached from the unit, then the dividend payments from the preferred stock will fully pay for the exercise price of the Class A, B and C warrants in 7-1/2, 15 and 22-1/2 years, respectively, at which time the warrants will be automatically exercised into shares of common stock.

Our shareholders should carefully read the Exchange Offer and related materials that we will be sending out within a reasonable time because they contain important information, including various risks, terms and conditions to the Exchange Offer. Shareholders can obtain the Exchange Offer and related materials free at the SEC's Web site at www.sec.gov or from the information agent or exchange agent. Shareholders are urged to carefully read these materials prior to making any decision with respect to the Exchange Offer. There is no assurance that the minimum number of shares will be exchanged.

The board of directors of HyperDynamics has approved the Exchange Offer. However, neither we nor our board of directors make any recommendation to shareholders as to whether to exchange or refrain from exchanging their shares. Shareholders must make their own decision as to whether to exchange some or all of their shares.

                                    MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTERS  AND CONTROL PERSONS; COMPLIANCE WITH
SECTION  16(A)  OF  THE  EXCHANGE  ACT

Executive  Officers  and  Directors

The following table sets forth the names and positions of each of the executive officers and directors of the Company.


                   Name                  Position                        Age

               Kent Watts        Director, Chief Executive Officer,      42
                                 and Chief Accounting Officer

               Robert J. Hill    Director, Executive Vice President      46

               Harry J. Briers   Director, Vice President - Operations   37
                                 Chief Operating Officer

               Bobby P. Lewis    Director                                59

               Christopher
               St. Laurent       Director                                33

               Lewis Ball        Secretary                               69

     Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of the directors and executive officers of the Company. Board vacancies are filled by a majority vote of the Board.

     Kent Watts, age 42, became Chairman of the Board of Directors and was named the Company's President and Chief Executive Officer on June 4, 1997. He has served as a Director, Chief Financial Officer, and Chief Information Officer of the Company since January 17, 1997. Mr. Watts has been a certified public accountant in Texas since 1985 and a licensed real estate broker since 1979. He received a Bachelor of Business Administration Degree from the University of Houston in 1983. Mr. Watts founded MicroData Systems, Inc., a subsidiary of the Company, in 1988 and has been MicroData's CEO until he became President and Chief Executive Officer of HyperDynamics Corporation. He has extensive experience working with management information systems. Mr. Watts has been involved in the design, implementation and management of heterogeneous, multiprotocol networks. He has substantial technical experience with a variety of operating systems, relational databases, and client-server based software applications. He brings to the Company an interesting blend of business and technical experience.

     Robert J. Hill, age 46, has served as the Chief Operating Officer of the Company since June 1996 and as Chief Operating Officer and a Director of the Company since August 26, 1996. In July, 1997, Mr. Hill was appointed vice-president of the Company. Before joining the Company, Mr. Hill served for two years as vice president of Hudson Trinity Incorporated, a privately held Internet service provider and network engineering company that also contracted senior network engineers to Loral Space Systems, Inc., the principal civilian contractor for the design, development and installation of NASA's new manned space flight control center. Previously, Mr. Hill served for three years as Acquisition Manager for Loral Space Systems, Inc. Mr. Hill has earned an MBA degree from South Eastern Institute of Technology and a BA degree from the State University of New York at Potsdam.

     Harry James Briers, age 37, has been a Director since March 2, 2000. Mr. Briers was also elected as Vice President of Operations for HyperDynamics Corporation and named the Chief Operating Officer. From 1988 until May of 1998, Mr. Briers owned and operated Perfect Solutions, a software consulting firm in Houston, Texas. He was named President of Ithost.net Corporation (wholly owned subsidiary) in May of 1999. He served as the Director of Integrated Information Systems when he joined the company in May of 1998. Prior to that, he founded and operated Perfect Solutions, an office automation systems provider, for over ten years. He has extensive experience in the selling and implementation of mission critical software applications. Prior work experience included consulting for Ernst and Young in their Entrepreneurial Services Group. Harry has BS in Accounting and a MBA from the University of Houston - Clear Lake.

     Bobby P. Lewis, age 59, has been a Director since March 2, 2000. From 1995 through 1998, Mr. Lewis was chairman of BPL Investments, Inc. Since 1998 Mr. Lewis, has been an independent investor and associate with Prudential Allied Realtors in Pearland, Texas. Mr. Lewis specializes in commercial Real Estate and is expected to be instrumental with regard to the Company's strategies pertaining to integration of Technology and Real Estate. Mr. Lewis has also been a past Director of Total World Telecom, a publicly traded long distance carrier in the early 1990's. Mr. Lewis has a B.S. degree in Mathematics from University of Memphis and MS in Systems Management from University of Southern California.

     Christopher D. St. Laurent, age 33, has been a Director since March 13, 2000. From 1992 through 1994, Mr. St. Laurent was an Investment Analyst with Central United Life Insurance Co. From 1994 through 1997, Mr. St. Laurent was Chief Operating Officer / Financial Analyst with Paul L. Comstock Co. Mr. St. Laurent is the Managing Partner for Vista Analytics, LLC of Sugar Land Texas. Vista Analytics provides financial services and back-office support for Financial Advisors by assisting them in everything from capital market research and asset allocation modeling to the ongoing monitoring of client portfolios, and everything in between. Mr. St. Laurent's strong financial management background is expected to provide valuable insight for management. He has a Finance degree from the University of Houston and carries NASD licenses Series 2 and 63.

     Lewis E. Ball, age 69, has served as the secretary of the Company since 1997 and as the Chief Financial Officer from June 1996 to January 1997. Mr. Lewis has been a financial consultant to a number of companies since 1993. Mr. Ball has served as a director of JVWeb, Inc. since 1997 and as secretary and treasurer of JVWeb, Inc. since 1998. Mr. Ball has many years of industry experience as a Chief Financial Officer with Stevenson Services, Inc. and Richmond Tank Car Company (from 1983 to 1993). Mr. Ball is a Certified Public Accountant and a Certified Management Accountant. Mr. Ball has a B.B.A. in Finance from the University of Texas, and he did post-graduate work in accounting at the University of Houston.

Certain  Securities  Filings

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

The Company believes that Kent Watts, Bob Hill, Harry Briers, Bob Lewis, Christopher St. Laurent and Lewis Ball have filed reports required under section  16(A).

                         EXECUTIVE  COMPENSATION

EXECUTIVE  COMPENSATION

The following table reflects all forms of compensation for services to the Company for the fiscal years ended June 30, 1998, 1999 and 2000 of the executive officers of the Company. No executive officer of the Company received compensation that exceeded $100,000 during 2000.

                              SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION             LONG TERM COMPENSATION

                                                              AWARDS        PAYOUTS

                                                                  SECURITIES
                                              OTHER               UNDERLYING            ALL
                                              ANNUAL  RESTRICTED   OPTIONS             OTHER
                                              COMPE-    STOCK        SARS       LTIP   COMPEN-
NAME AND PRINCIPLE           SALARY   BONUS  NSATION   AWARDS                 PAYOUTS  SATION
     POSITION         YEAR     $        $       $        $            #          $       $
Kent Watts (1)
     Chief Executive  2000  100,000  $  -0-  $   -0-         -0-    15,000    $   -0-      -0-
     Officer          1999   84,000     -0-      -0-         -0-       -0-        -0-      -0-
     Chief Financial  1998   84,000     -0-      -0-         -0-       -0-        -0-      -0-
     Officer

Chief  Executive  Officer  Compensation

On July 21, 1999, the Board of Directors of HyperDynamics Corp. unanimously agreed to the terms of a "Executive Employment Agreement" for Kent Watts. The Agreement was duly executed on July 21, 1999 which establishes Mr. Watts as the Company's President, Chief Executive Officer (CEO), and Chief Financial Officer
(CFO). In the agreement it is noted that the Company intends to hire a new CFO at the time the board deems it to be beneficial to the Company. At that time, Mr. Watts will continue his responsibilities as President and CEO while relinquishing his duty as CFO.

The contract allows for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. Therefore, maximum salary under the Agreement is $200,000 annually. Additionally, Mr. Watts will receive 7,000 options with a strike price of $1.00 per share for unrestricted common stock for each $1,000,000 of revenue generated in fiscal year end June 30, 2000, by the Company, in excess of the revenues reported for the fiscal year end June 30, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                 NUMBER OF    PERCENT OF TOTAL
                 SECURITIES     OPTIONS/SARS
                 UNDERLYING      GRANTED TO     EXERCISE OF
               OPTIONAL/SARS   EMPLOYEES IN     BASE PRICE   EXPIRATION
    NAME          GRANTED      FISCAL  YEAR       ($/SH)        DATE
Kent P. Watts
CEO                  15,000            1.5%     $      2.00    11/30/01

Director  Compensation

The Company does not currently pay any cash directors' fees, but it pays the expenses of its directors in attending board meetings. The board of directors received 10,000, 2-year stock options each for a total of 50,000 for all 5 directors with a strike price of $5.9125 for their work on the FYE 2000 board. On July 22, 2000, the strike price of these options was reduced to $3.000. There have been no director meeting expense reimbursements for 2000 and 1999.

Employee  Stock  Option  Plan

The Company has been successful in attracting and retaining qualified personnel, the Company believes that its future success will depend in part on its continued ability to attract and retain highly qualified personnel. The Company pays wages and salaries that it believes are competitive. The Company also believes that equity ownership is an important factor in its ability to attract and retain skilled personnel including consultants, and the Board of Directors of the Company has adopted an employee stock option program.

Options to purchase 1,620,000 shares of registered common stock have been approved under the Plan. Such options will vest over a five-year or other negotiated period and will have a strike at a price set at the time of grant and based on the then current market value of the stock. The President of the Company has the authority as given by the Board of Directors to negotiate stock option agreements with corporate consultants as well.


As of September 21, 2000,
options to purchase 1,574,560 shares have been granted under this plan and 1,088,407 of these have been exercised. This leaves 486,153 shares granted under employment or consulting agreements but not yet to be exercised and 45,440 shares left to be granted pursuant to employment or consulting agreements. This is a total of 531,593 shares available under the plan not yet issued.

The Company also had 5,000 remaining shares available to issue pursuant to the S-8 filing on August 13, 1996 and 64,212 shares available pursuant to the S-8 filing on December 31, 1996.

The purpose of the stock option program will be to further the interest of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees, consultants, and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key employees and directors.

As of October 27, 2000, we had outstanding 502,015 unexercised options granted under other employment or consulting agreements. As of October 27, 2000, we had 45,440 shares of common stock that we could issue pursuant to other employment or consulting agreements. As of October 27, 2000, there were 69,212 shares of common stock that we previously registered on Form S-8 in connection with compensation agreements, but have not yet issued.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Our Board of Directors has adopted a policy that all of our affairs will be conducted by standards applicable to publicly-held corporations and that we will not enter into any transactions or loans between us and our officers, directors and 5% shareholders, unless the terms are no less favorable than we could obtain from independent, third parties, and that these types of transactions must be approved by our disinterested directors.

Michael Watts, the brother of Kent Watts, was retained by us in April 1996 as a consultant for acquisition strategy. We granted 275,000 stock options to Michael Watts. Our Board of Directors renewed the consulting agreement with Michael Watts through March 2000. In December 1997, we amended the original consulting agreement to include a total of 375,000 currently exercisable options which are exercisable as follows: 1/3 of which are exercisable at a strike price of $.625 per share; 1/3 of which are exercisable at a strike price of $1.00 per share; and 1/3 of which are exercisable at a strike price of $1.375 per share. All of these options expire on June 30, 2000. In April 1999, we granted Michael Watts an additional 350,000 options exercisable at a strike price of $.50 per share that expire in March 2001, pursuant to the consulting agreement. Of these, Michael Watts has previously exercised 487,362 options, and currently holds 237,638 options exercisable at a strike price of $.50 per share.

During 1997, we sold a convertible promissory note to Emerald Bay Interests LTD for $350,000. The interest rate on the note was 10% and had a maturity date in November 1997. At that time we were unable to pay off the note. In January 1998, Emerald Bay Interests LTD agreed to convert the note into 5,833,333 shares of our common stock. This resulted in Emerald Bay Interests LTD becoming a control person of us.

In December 1998, Kent Watts purchased a convertible promissory note of ours from a note holder. This note in the original principal amount of $25,000 had an interest rate of 9% per annum and matured in May 1998. We had not made any payments of principal or interest on the note. In May 1999, we paid off this promissory note to Kent Watts at a 50% discount to the principal balance remaining without any accrued interest, or $12,500. This transaction extinguished our debt under this promissory note.

In September 1999, we sold 100% of the equity of our then wholly-owned subsidiary, Wired and Wireless Corporation, to Ted W. Tarver, one of our then-directors who resigned as our director in connection with the sale of Wired & Wireless to him. We had concluded that Wired & Wireless no longer fit into our business strategy. The consideration we received for this transaction was a revenue sharing agreement that provides that we will receive, after the effective date of the sale, 7% of the gross revenues of Wired & Wireless for the first $714,286 of its revenue, 5% of its next $1,000,000 in revenue, and 3% of its revenues thereafter. The revenue sharing agreement further provides that in the event a third party acquires or merges with Wired and Wireless we will receive 10% of the proceeds from such a transaction. The Wired and Wireless subsidiary's asset value represented approximately 17.9% of the consolidated assets at September 30, 1999. We had a loss of $184,546 for fiscal year end June 30, 1999 of which approximately 15%, or $27,625, was attributable Wired and Wireless. The terms of the sale of Wired and Wireless Corporation to Mr. Tarver were the result of negotiations between the parties, however no appraisal was done. All of the disinterested directors voted in favor of the sale.

                             PRINCIPAL STOCKHOLDERS

     The following describes as of October 27, 2000, the beneficial ownership of our outstanding common stock of :

- each person known to us who beneficially owns more than 5% of the common stock
-    each of our Directors
-    each of our executive officers
-    all of our executive officers and directors as a group

     Each of these principal stockholders has sole voting and investment power for the shares each owns.


NAME AND ADDRESS OF BENEFICIAL              SHARES BENEFICIALLY OWNED
OWNER
                                                 Number       Percent
   KENT WATTS                                 1,040,000 (1)    7.550%
   2656 SOUTH LOOP WEST,
   SUITE 103
   HOUSTON, TEXAS 77054

   ROBERT J. HILL                               115,055 (2)    0.835%
   2656 SOUTH LOOP WEST,
   SUITE 103
   HOUSTON, TEXAS 77054

   HARRY JAMES BRIERS                           120,000 (3)    0.871%
   2656 SOUTH LOOP WEST,
   SUITE 103
   HOUSTON, TEXAS 77054

   BOBBY P. LEWIS                                10,700 (4)    0.077%
   2905 COUNTRY CLUB DRIVE
   PEARLAND, TEXAS 77478

   CHRISTOPHER D. ST. LAURENT                    10,000 (5)    0.073%
   ONE SUGAR CREEK CENTER,
   SUITE 1045
   HOUSTON, TEXAS 77478

   LEWIS E. BALL                                 62,560 (6)    0.454%
   2656 SOUTH LOOP WEST
   SUITE 103
   HOUSTON, TEXAS 77054

   EMERALD BAY INTERESTS LTD                  5,833,333 (7)   42.348%

   ALL DIRECTORS AND EXECUTIVE                1,565,330       11.364%
   OFFICERS AS A GROUP (6
   PERSONS)

(1) This amount includes options to purchase 15,000 shares at $2.00 per share and options to purchase 10,000 shares at $3.00 per share.
(2) This amount includes 3-year options to purchase 87,455 shares of the common stock of the company for a strike price of $1.25 per share which was granted 130,000 on July 23, 1997 and 9,600 on August 10, 1996.
(3) This amount includes currently exercisable options to purchase 10,000 shares of common stock of the Company at an exercise price of $2.00 per share, and 10,000 options to purchase commons stock at $3.00 per share.
(4) This amount includes options to purchase up to 10,000 shares of our common stock at an exercise price of $3.00 per share.
(5) This amount includes options to purchase up to 10,000 shares of our common stock at an exercise price of $3.00 per share.
(6) This amount includes currently exercisable options to purchase up to 8,760 shares of common stock of the Company at an exercise price of $.75 per share, currently exercisable options to purchase up to 33,300 shares of common stock of the Company at an exercise price of $1.25 per share, and currently exercisable warrants to purchase up to 12,500 shares of common stock of the Company at an exercise price of $.51 price share.
(7) Due to Registrant's inability to pay certain liabilities as they become due, Registrant's Board of Directors approved on July 15, 1997 a bridge financing arrangement (the "Financing") with Emerald Bay Interests, LTD ("EBI"). The total debt of $350,000 plus accrued interest was converted to 5,833,333 shares of the company's common stock.

                            DESCRIPTION OF SECURITIES

     Our  authorized  capital  stock  consists  of:

-     50,000,000  shares  of  common  stock,  par  value  $.001  per  share
-     20,000,000  share  of  preferred  stock,  par  value  $.001  per  share.

     As  of October  27, 2000, we  had  outstanding:

-     13,805,497 shares  of  common  stock
-     2,120 shares  of  Series  A  Preferred  Stock


COMMON  STOCK

     The holders of our common stock are entitled to one vote per share with respect to all matters required by law to be submitted to our stockholders for approval. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation, including provisions governing our preferred stock. Our common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares of our common stock represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable. Upon the conversion of our Series A Preferred Stock or the exercise of our warrants, the shares of common stock that are being offered in this prospectus will be validly issued, fully paid and non-assessable.

     Subject to the rights of any outstanding shares of preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for dividends. Dividends may not be paid on our common stock until all dividends due on our Series A Preferred Stock have been paid. In the event of our liquidation, dissolution or winding up of the affairs, the holders of our common stock are entitled to share ratably in all or our assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock.

PREFERRED  STOCK

     Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

-     restricting  dividends  on  the  common  stock
-     diluting  the  voting  power  of  the  common  stock
-     impairing  the  liquidation  rights  of  the  common  stock
- delaying or preventing a change in control of us without further action by the stockholders.

SERIES  A  PREFERRED  STOCK

     Our Series A Preferred Stock is convertible into our common stock upon the earlier of the effective date of a registration statement covering the shares of common stock underlying Series A Preferred Stock, or the ninetieth day after the issuance of each such share of Series A Preferred Stock. Each share of Series A Preferred Stock outstanding on January 30, 2002 is converted automatically into common stock.

     The Series A Preferred Stock is convertible into our common stock in accordance with the conversion formula which is:

                $1,000.00 divided by the conversion price, where

- The conversion price is the lessor of (i) $5.9125 or (ii) the "average price at conversion".
- The average price at conversion is defined to equal 80% of the five 5 day average closing bid price for the our common stock immediately before the conversion date.

     There is no limit on the number of shares issuable upon conversion of the Series A Preferred Stock. The conversion of Series A Preferred Stock may have a severe dilutive effect.


     The following table sets forth the approximate number of shares of common stock that the 2,120 shares of Series A Preferred Stock may be converted into, if the average price at conversion is:

- $7.3906 or more per share, resulting in a conversion price of $5.9125 per share of common stock (which is a conversion price equal to the lessor of $5.9125 or 80% of the "average price at conversion").
- $5.9125 per share, resulting in a conversion price of $4.73 per share of common stock.
- 25% below $5.9125, or $4.4343 per share, resulting in a conversion price of $3.5474 per share of common stock.
- 50% below $5.9125, or $2.9562 per share, resulting in a conversion price of $2.3649 per share of common stock.
- 75% below $5.9125, or $1.4781 per share, resulting in a conversion price of $1.1824 per share of common stock.

                                                   Percentage of Our Shares
                                                   Outstanding At
                           Number of Shares        October  27, 2000
Conversion Price           Issuable on Conversion  Issuable on Conversion
-------------------------  ----------------------  -----------------------

5.9125                                   358,562                     2.5%
4.73                                     448,203                     3.2%
3.5474                                   597,621                     4.2%
2.3649                                   896,444                     6.4%
1.1824                                 1,792,963                    12.8%


     If the shares issued upon the conversion of the Series A Preferred Stock are sold, the price of our common stock may decrease due to these additional shares being sold into the market. If the price of our common stock decreases, the holders of the Series A Preferred Stock will receive a greater number of shares upon the conversion of their Series A Preferred Stock. In addition, if our stock price decreases, it could encourage short sales by the holders of the Series A Preferred Stock. or others, which could cause our stock price to further decrease.

     Each share of Series A Preferred Stock has a stated value of $1,000.00. Series A Preferred Stock is entitled to receive dividends at the rate of 4% per annum of the stated value. Dividends are payable at the time these shares are converted. The dividends may be paid in cash or in shares of common stock as determined by us. The number of shares issued as a payment-in-kind for dividends is determined by the market value of a share of common stock as of the last day of the period for such stock dividend. Dividends are cumulative. Any accumulations of dividends do not bear interest. In the event of our liquidation, dissolution or winding-up, the holders of shares of the Series A Preferred Stock are entitled to be paid out of our assets that are available for distribution before any payment is made to the holders of common stock. Shares of Series A Preferred Stock do not vote. The Series A Preferred Stock may be converted into common stock at any time prior to January 30, 2002, when it automatically converts into common stock.

WARRANTS  AND  OPTIONS

     As of October 27, 2000, we had outstanding a total of 2,258,648 options and warrants to purchase our common stock at exercise prices ranging from $.50 to $7.095 per share, which are near or below market prices. Of these, 1,658,648 options and warrants expire at various times through the year 2002, and 600,000 warrants expire in January, 2005.

     In January, 2000, we issued a total of 300,000 Investor Warrants to purchase shares of our common stock at a price of $5.9125 per share which are immediately exercisable and expire on January 6, 2005. The Investor Warrant provides that in no event shall the holder exercise the Warrant if upon exercise of the Warrant, the holder would benefically own more than 4.9% of our outstanding common stock. We also issued 180,000 Placement Warrants to the placement agent to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005 and 120,000 Consultant Warrants to one individual to purchase shares of our common stock at a price of $7.095 per share which are immediately exercisable and expire on January 6, 2005.

                              SELLING  STOCKHOLDERS

This prospectus relates to the resale of our common stock issuable upon conversion of our Series A Preferred Stock and the exercise of Investor Warrants, Placement Warrants and Consultant Warrants.

     This prospectus relates to the resale of up to 2,328,113 shares of common stock by the selling stockholders. The number of shares of common stock that will be issuable upon the conversion of the Series A Preferred Stock is based upon fluctuations in the market price of our common stock, cannot be determined until the day of conversion, and is calculated by a formula in the designation certificate of the Series A Preferred Stock. There is no limit on the number of shares issuable upon conversion of the Series A Preferred Stock. The actual number of shares of our common stock that will be issuable and beneficially owned upon conversion of the Series A Preferred Stock cannot be determined at this time. The number of shares of our common stock underlying our Series A Preferred Stock that we are registering in this offering is based upon two and one-half (2.5) times the lessor of a common stock price of $5.9125 or the average closing bid price on our common stock for the five days preceding the filing of this registration statement. The actual number of shares issuable upon conversion of the Series A Preferred Stock could be much greater.

     The table below sets forth information concerning the resale of shares of common stock by the selling stockholders. The table reflects: (i) the number of shares issuable upon the conversion of all Series A Perferred Stock calculated as if the conversion took place on February 24, 2000 and (ii) the number of shares issuable upon exercise of all of the Investor, Placement and Consultant Warrants. We will not receive any proceeds from the resale of common stock by the selling stockholders. We will receive proceeds from the exercise of the Investor Warrants, Placement Warrants and Consultant Warrants. Assuming all of the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

                             Shares        Shares    Shares  Owned        Percentage
                             Owned         Offered   After  Offering      Owned  after
Selling                      Before        For       If  All  Offered     Offering If All
Stockholder (1)              Offering (2)  Sale (3)  Shares Are Sold (3)  Shares Sold (3)
---------------------------  ------------  --------  -------------------  ---------------
Cache Capital                     315,418   315,418                  -0-               0%
USA, L.P.
Carpe Diem, Ltd.                   16,600    16,600                  -0-               0%


Wellington, LLC.                  664,038   664,038                  -0-               0%
J. P. Carey                       180,000   180,000                  -0-               0%
Securities, Inc.
Andrew Baum                       120,000   120,000                  -0-               0%

__________________________
(1) No selling stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.
(2) Assumes that all Investor Warrants, Placement Warrants and Consultant Warrants have been exercised and all Series A Preferred Stock has been converted into common stock.
(3) Assumes no sales are effected by the Selling Stockholders during the offering period other than pursuant to this offering.

                              PLAN OF DISTRIBUTION


     The selling stockholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:


- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers
- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction
- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account
-     An  exchange  distribution  following the rules of the applicable exchange
-     Privately  negotiated  transactions
-     Short  sales  or  sales  of  shares  not  previously  owned  by the seller
- Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share
-     A  combination  of  any  such  methods  of  sale
-     Any  other  lawful  method

      The  selling  stockholders  may  also  engage  in:

- Short selling against the box, which is making a short sale when the seller already owns the shares
- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date
- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date
- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder
- Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by a selling stockholder that they have a material that arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                                LEGAL PROCEEDINGS


Arbitration has commenced between Charterbridge Financial Group, Inc. (the claimant) and us (the respondent). Charterbridge is claiming that it was entitled to receive warrants to purchase up to 100,000 shares of our common stock, exercisable at $0.75 per share in connection with an investor relations contract with us. This arbitration was filed in June 2000. We believe that Charterbridge breached the contract and is owed nothing. The parties are presently in settlement negotiations.

We were named as a defendant in litigation in which the plaintiff, Cherie Dunn, is claiming that she was entitled to receive options to purchase up to 55,000 shares of our common stock, exercisable at $1.00 per share in connection with an employment agreement with us. The case is styled Cherie Dunn v. HyperDynamics Corporation, No. 2000-27220, 80th Judicial District Court, Harris County, Texas. This suit was filed in June 2000. We dispute the plaintiff's allegations. Initial discovery has recently commenced in this matter.

In 1984, we failed to file financial statements as required by Utah law within thirteen months after our public offering in 1983. On June 17, 1987 the Division of Securities of the Department of Commerce (formerly known as the Securities Division of the Department of Business Regulation) of the State of Utah issued an Order by which an offering exemptions which would be otherwise applicable and available to us by reason of Section 61-1-14 of the Utah Code were revoked by the Utah Order until such time as we filed financial statements as required by Rule 10.2-1(b)(7) of the Division. The State of Utah vacated this order in July 2000.

                                     EXPERTS

     Our annual financial statements in the prospectus of this Post-Effective Amendment No. 1 to Form SB-2 registration statement have been audited by Malone & Bailey, PLLC, and by John B. Evans II, Certified Public Accountant, our independent auditor, as disclosed in their reports appearing elsewhere in this registration statement and are included in reliance on the report given on the authority of Malone & Bailey PLLC, and John B. Evans II, Certified Public Accountant, as an expert in accounting and auditing.

                                  LEGAL MATTERS

     Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Axelrod, Smith & Kirshbaum. Robert D. Axelrod beneficially own 4,000 shares of our common stock.

                           OTHER AVAILABLE INFORMATION

     We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to HyperDynamics Corporation, Attn. Kent Watts, 2656 South Loop West, Suite 103, Houston, Texas 77054, Voice: (713) 660-9771, Fax: (713) 660-9775. Our Internet
address is www.hyd.net

     We have filed a Registration Statement on Form Post-Effective Amendment No. 1 to SB-2 under the Securities Act of 1993 Act with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement. For further information with respect to us and the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information about the public reference room is available from the Commission by calling 1-800-SEC-0330.

     The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

                                 INDEMNIFICATION

     Delaware General Corporation Law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to our best interests, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

     Our Bylaws provide that our directors and officers are indemnified by us if that person is a party to a matter by reason of being a director or officer. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by our stockholders on our behalf against a director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS

     Our  financial  statements  begin  on  page  F-1.

HYPERDYNAMICS  CORPORATION
                                       Audited  Financial  Statements
                                      Index  To  Financial  Statements

                                                                                         PAGE
Independent Auditor's Report                                                              F-2

Balance Sheets as of June 30, 2000                                                        F-4

Consolidated Statements of Income for the years ended June 30, 2000 and 1999              F-5

Statements of Changes in Stockholders' Equity for the years ended June 30, 2000 and 1999  F-6

Statements of Cash Flows for the years ended June 30, 2000 and 1999                       F-8

Notes to Financial Statements                                                             F-9

                          INDEPENDENT AUDITORS' REPORT

September  12,  2000

To the Board of Directors and Stockholders
  HyperDynamics  Corporation
  Houston,  Texas

We have audited the accompanying consolidated balance sheet of HyperDynamics Corporation (a Delaware corporation) and subsidiaries as of June 30, 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HyperDynamics Corporation as of June 30, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/  MALONE  AND  BAILEY,  PLLC
Houston,  Texas

                                JOHN B. EVANS II
                           CERTIFIED PUBLIC ACCOUNTANT
                            Three Riverway, Suite 120
                            Houston, Texas 77056-1909
                              Voice (713) 623-2898
                                Fax (713)960-8128
September  24,  1999

To  the  Board  of  Directors
  HyperDynamics  Corporation
  Houston,  Texas

I have audited the accompanying consolidated balance sheet of HyperDynamics Corporation (a Delaware corporation) and subsidiaries as of June 30, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HyperDynamics Corporation as of June 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/  JOHN B. EVANS II

                          HYPERDYNAMICS  CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2000

ASSETS
Current Assets

  Cash                                                    $ 1,033,435
  Restricted certificate of deposit                           436,300
  Accounts receivable, net of allowance for
   doubtful accounts of $6,884                                537,193
  Inventory                                                   225,647
  Revenue interest                                             28,865
  Prepaid expenses                                             40,707
  Note receivable                                             400,000
  Other current assets                                         48,190
                                                          ------------
    Total Current Assets                                    2,750,337

Property and Equipment, net of accumulated
   depreciation of $54,916                                     52,268

Other Assets
  Intangible assets, net of accumulated
   amortization of $21,250                                     29,750
  Deposits                                                     20,632
                                                          ------------
      TOTAL ASSETS                                          2,852,987
                                                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued expenses                   $   418,478
  Dividends payable                                            44,826
                                                          ------------
    Total Current Liabilities                                 463,304
                                                          ------------

      TOTAL LIABILITIES                                       463,304
                                                          ------------

Stockholders' Equity
  Preferred stock, par value $.001; stated value
   $1,000; 20,000,000 authorized; 2,560 shares
   issued and outstanding                                           3
  Common Stock, par value $.001; 50,000,000 shares
   authorized; 13,021,821 shares issued and outstanding        13,022
  Additional paid in capital                                4,378,443
  Retained (deficit)                                       (2,001,785)
                                                          ------------
    Total Stockholders' Equity                              2,389,683
                                                          ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 2,852,987
                                                          ============

                 See accompanying summary of accounting policies
                        and notes to financial statements

                          HYPERDYNAMICS  CORPORATION
                       CONSOLIDATED  INCOME  STATEMENTS
              For  the  Years  Ended  June  30,  2000  and  1999

                                                             (Restated)
                                                  2000          1999
                                              ------------  ------------

Revenues                                      $ 2,137,998   $   938,306
Cost of Revenues                                1,962,150       747,046
                                              ------------  ------------
      GROSS MARGIN                                175,848       191,260

Operating Expenses
  Selling                                         196,595        58,393
  General and administration                      472,890       259,324
  Startup costs for ITHost.net                    170,284
  Depreciation and amortization                    47,221        19,761
                                              ------------  ------------
    Total Operating Expenses                      886,990       337,478
                                              ------------  ------------
      OPERATING (LOSS)                           (711,142)     (146,218)

Other Income (Expense)
  Revenue sharing income                           18,162
  (Loss) on disposal of assets                    (12,316)       (7,972)
  Gain on sale of revenue sharing
   agreement                                       21,000
  Impairment loss on revenue interest
   received from sale of Wired and Wireless      (104,998)
  Interest (expense)                               (4,703)
  Interest income                                  46,749         1,461
  Other income                                        512
                                              ------------  ------------
    Total Other Income (Expense)                  (31,403)      (10,702)
                                              ------------  ------------
      LOSS FROM CONTINUING OPERATIONS            (742,545)     (156,920)

(Loss) from discontinued operations,
 net of income tax benefit of $0 and
 $0, respectively                                    (568)      (27,626)
Gain on sale of discontinued operations,
 Net of income tax benefit of $0 and
 $0, respectively                                 127,065
                                              ------------  ------------
      NET INCOME (LOSS)                          (616,048)     (184,546)
      Preferred dividends                         (50,084)
                                              ------------  ------------
NET INCOME (LOSS) AVAILABLE TO
  COMMON SHAREHOLDERS                         $  (666,132)  $  (184,546)
                                              ============  ============

Income (loss) per common share
  Continuing operations                       $      (.05)  $      (.01)
  Discontinued operations                     $       .01
Weighted average shares outstanding            12,609,770    12,264,945

                 See accompanying summary of accounting policies
                        and notes to financial statements

                            HYPERDYNAMICS CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   For the Years Ended June 30, 2000 and 1999


AS RESTATED

                                     PREFERRED        COMMON    PREFERRED     COMMON
                                        SHARES        SHARES       AMOUNT     AMOUNT
                                  ------------  ------------  -----------  ---------
BALANCES, June 30, 1998                           12,208,321               $ 12,208

  Common stock issued
   for cash                                          201,182                    201

Net (loss)
                                                ------------               ---------
BALANCES, June 30, 1999                           12,409,503                 12,409

  Common stock issued
   for cash                                          428,000                    428
   cashless exercise of
     options                                          27,600                     28

  Issuance of stock options
   and warrants

  Repurchase and cancellation
   of common stock purchased
   on the open market                               (68,500)                    (69)

  Sale of convertible Preferred
   Stock Series A, net                  3,000                 $     3.00

  Preferred stock dividends

  Conversion of preferred stock
   to common stock                       (440)      222,541   $     (.44)       223

  Payment of preferred
   stock dividends in
   common shares                                      2,676                       3

Net (loss)

                                  ------------  ------------  -----------  ---------
BALANCES, June 30, 2000                 2,560    13,021,820   $     2.56   $ 13,022
                                  ============  ============  ===========  =========

                 See accompanying summary of accounting policies
                        and notes to financial statements

                            HYPERDYNAMICS CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   For the Years Ended June 30, 2000 and 1999
                                   (Continued)

AS RESTATED
                                     ADDITIONAL
                                        PAID-IN       RETAINED
                                        CAPITAL      (DEFICIT)       TOTALS
                                  -------------  -------------  ------------
BALANCES, June 30, 1998           $  1,567,500   $ (1,201,191)  $   378,517

  Common stock issued
   for cash                            142,424                      142,625

Net (loss)                                           (184,546)     (184,546)
                                  -------------  -------------  ------------
BALANCES, June 30, 1999              1,709,924     (1,385,737)      336,596

  Common stock issued
   for cash                            228,070                      228,498
   cashless exercise of
     options                               (28)

  Issuance of stock options
   and warrants                         25,106                       25,106

  Repurchase and cancellation
   of common stock purchased
   on the open market                 (143,764)                    (143,833)

  Sale of convertible Preferred
   Stock Series A, net               2,604,187                    2,604,190

  Preferred stock dividends            (50,084)                     (50,084)

  Conversion of preferred stock
   to common stock                        (223)

  Payment of preferred
   stock dividends in
   common shares                         5,255                        5,258

Net (loss)                                           (616,048)     (616,048)

                                  -------------  -------------  ------------

BALANCES, June 30, 2000           $  4,378,443   $ (2,001,785)  $ 2,389,683
                                  =============  =============  ============

                 See accompanying summary of accounting policies
                        and notes to financial statements

                            HYPERDYNAMICS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended June 30, 2000 and 1999

                                                                    (Restated)
                                                            2000          1999
                                                   -------------  ------------
Cash flows from operating activities
  Net (loss)                                       $   (616,048)  $  (184,546)
Adjustments to reconcile net (loss) to cash
 provided from operating activities
  Depreciation and amortization                          47,221        25,761
  Loss on disposition of assets                          12,315         7,972
  (Gain) on sale of revenue sharing agreement           (21,000)
  (Gain) on sale of discontinued operations            (127,065)
  Impairment loss on assets received from
   from sale of subsidiary                              104,998
  Writedown of capitalized intangible asset               6,755
  Intrinsic value of options issued for services         25,106
  Loss from discontinued operations                         568        26,726
Changes in:
  Accounts receivable, net                             (852,506)      (44,526)
  Accounts receivable - other                            25,012
  Inventory                                            (173,687)      (12,452)
  Collection of revenue interest                          1,263        45,800
  Prepaid expenses                                      (37,359)
  Other current assets                                  (48,190)
  Accounts payable and accrued expenses                 353,343        18,947
                                                   -------------  ------------
    NET CASH (USED) BY OPERATING ACTIVITIES          (1,324,286)      (91,306)

Cash flows from investing activities
  Purchases of property and intangibles                  (9,336)      (72,509)
  Cash investment in discontinued operations             (6,566)      (28,192)
  Proceeds from sale of revenue interest                 85,500
  Security deposit paid                                 (20,632)
  (Increase) decrease in restricted cash               (436,300)       94,000
                                                   -------------  ------------
    NET CASH (USED) BY INVESTING ACTIVITIES            (387,334)       (6,701)

Cash flows from financing activities
  Proceeds from sale of common stock                    228,498       142,625
  Proceeds from sale of preferred stock               2,604,190
  Purchases of common stock                            (143,833)
                                                   -------------  ------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES         2,688,855       142,625
                                                   -------------  ------------
Net increase in cash                                    977,235        44,618
    CASH AT BEGINNING OF PERIOD                          56,200        11,582
                                                   -------------  ------------
    CASH AT END OF PERIOD                          $  1,033,435   $    56,200
                                                   =============  ============

SUPPLEMENTAL DISCLOSURES
  Interest paid in cash                                           $     4,703

                 See accompanying summary of accounting policies
                        and notes to financial statements

                            HYPERDYNAMICS CORPORATION
                   NOTES CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

Nature of business. HyperDynamics Corporation ("Company"), was a Texas corporation formed in March 1996. The Company sells and supports computer hardware and software.

During the fiscal year ended June 30, 1998, the Company began operations through a wholly-owned subsidiary, Wired and Wireless Corporation ("Wireless"). Wireless was sold in September 1999. Another wholly-owned subsidiary, MicroData, is a complete information systems service company including its legacy as a computer hardware reseller. Wireless plans, designs and implements wireless information systems. The fiscal year-end is June 30.

Basis of presentation. The consolidated financial statements include the accounts of MicroData and of the Company. Significant inter-company accounts and transactions have been eliminated. The Company's financial statements have been restated to reflect the divestiture of Wireless.

Estimates and assumptions. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates.

Restricted cash is a certificate of deposit at a bank to back a letter of credit for construction of the Company's new facility. The CD matures on May 9, 2001 and accrues interest at 6.6% annually.

Revenue and cost recognition. Revenue from consulting is recognized when services are rendered. Revenue from hardware and software sales are recognized when goods are shipped. Advertising costs are expensed as incurred.

Accounts receivable are written down to the estimated collectible amount in the opinion of management. The allowance for bad debts as of June 30, 2000 was $6,884.

PREPAID EXPENSES CONSISTS OF $14,584 PREPAID ON A PUBLIC RELATIONS CONTRACT THAT EXPIRES IN JANUARY 2001, $21,123 PREPAID RENT, AND A $5,000 ADVANCE TO A DIRECTOR USED DURING SEPTEMBER 2000.

Inventory is stated at the lower of cost or market using the first-in first-out basis (FIFO).

Other current assets includes a $43,988 return merchandise authorization from a vendor, which was collected in July 2000, and $4,202 accrued interest income on the restricted CD, which is expected to be received in May 2001.

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

Property and Equipment. The Company calculates depreciation for financial reporting using the straight-line method over the useful lives of the assets. A summary of property and equipment is as follows:

Software                          3 years  $ 35,069
Office equipment and furniture    5 years    31,940
Leasehold improvements            5 years    40,175
                                           ---------
       Total cost                           107,184
Less:  accumulated depreciation             (54,916)
                                           ---------
       Net carrying value                  $ 52,268
                                           =========


Intangible Property consists of a customer list purchased in May 1998 for $51,000, net of accumulated amortization of $21,250. Amortization is calculated on a straight-line basis over 5 years.

The Company follows Statement of Financial Accounting Standards No. 121, Impairment of Long-Lived Assets, by reviewing such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Accounts  payable  and  accrued  expenses:

       Accounts payable                  $ 374,023
       Accrued payroll and payroll tax       4,398
       State sales tax payable              40,057
                                         ---------
                                         $ 418,478
                                         =========

Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Startup costs for ITHost.net consist of training costs for the new information technology center that will open in fiscal 2001. The IT center will operate as a information services provider to businesses who wish to outsource their technology needs.

Stock options are accounted for by following Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and by following Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, which established a fair-value-based method of accounting for stock-based compensation plans.

Loss per share is reported under Statement No. 128 of the Financial Accounting Standards Board (FAS 128"), which requires the calculation of basic and

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

diluted earnings per share. Basic earnings per share exclude any dilutive effects of options, warrants, and convertible securities.

Diluted earnings per share are not shown here because such effect would be anti-dilutive.

Cash and cash equivalents include all highly liquid investments purchased with original maturities of three months or less.

Non-cash transactions include the conversion of $400,000 in accounts receivable to a note receivable.

Reclassifications of certain prior year amounts were made to conform with the current year presentation.


NOTE  2  -  CONCENTRATION  OF  CREDIT  RISK

The Company maintains significant deposits at one bank located in Houston, Texas. As of June 30, 2000, the Company had $494,128 on deposit, before deducting outstanding checks, and only $100,000 is insured under federal law. Additionally, the Company owns shares in various money market funds at brokerage firm, and money market funds are not insured under federal law. As of June 30, 2000, the value of these funds totaled $1,029,168.


NOTE  3  -  NOTE  RECEIVABLE

On September 27, 2000, the major customer of the Company, Malachi Mattress America, Inc., ("Malachi") converted $432,439 of then-outstanding invoices into a note receivable in the amount of $400,000. These invoices were all for services performed and recognized by the Company as of June 30, 2000. The note receivable accrues interest at 10% annually. Interest is payable quarterly and the unpaid principal and interest is due on March 27, 2001. Accordingly, the Company recognized the $32,439 discount given to Malachi as a bad debt in the year ended June 30, 2000 and has recorded the note as a current asset.


NOTE  4  -  SALE  OF  REVENUE  INTEREST

In May 1997, the Company purchased a 4% revenue interest in the Sierra-Net subsidiary of Internet Finance & Equipment, Inc. by issuing 177,000 shares of stock valued at $177,000. Since that time, the Company has been receiving expected cash flows and amortizing its carrying value appropriately. On March 6, 2000, substantially all assets of Sierra-Net were purchased by M&A West, Inc. (stock trading symbol "MAWI"), for cash and MAWI stock. Sierra-Net may only sell 1/6 of the shares per month during the first six months after the MAWI shares are registered (the "lock-up period"). As of September 12, 2000, these shares had not been registered.

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  4  -  SALE  OF  REVENUE  INTEREST  (Continued)

This sale includes a "put" provision whereby Sierra-Net can demand repurchase of its MAWI stock for $16.25 per share. The provision expires at the end of the lock-up period. If Sierra-Net exercises this provision, MAWI may refuse to repurchase the stock and Sierra-Net can then elect to rescind the entire transaction and return the MAWI shares and all of the cash received up front. As of September 12, 2000, these shares were trading at around $6 per share. According to the May 1997 agreement, the Company's share of any Sierra-Net asset sales is 19%, and accordingly, the Company received $85,500 as its share of the cash received by Sierra-Net. $73,500 of this cash is shown as a reduction of the remaining $93,365 carrying value of the Sierra-Net Revenue Interest and the remaining $12,000 was recognized during the fiscal year ended June 30, 2000. Profit will be recognized on this transaction commensurate with the previous monthly revenue stream until the "put" provision expires. Accordingly, an additional $9,000 of gain was recognized during the year ended June 30, 2000. This corresponds to $21,000, or $3,500 per month over six months.


NOTE  5  -  SALE  OF  WIRED  AND  WIRELESS

In September 1999, the Company sold its Wireless subsidiary to the Wireless founder in exchange for a 5% net revenue interest. This asset was valued at $100,000 and Wireless' net book value at that time was a deficit $27,065, resulting in a recorded gain on sale of $127,065. Cash flows received since that date total $4,515, and the principal balance of $100,000 was amortized by $669. In November 1999, a hunting accident severely injured the founder and key employee of Wireless. The balance of the revenue interest and a minor receivable of $5,667 have been written off as of June 30, 2000, because there have been no revenues since the accident, and the asset is contingent upon the recovery of the founder and successful rebuilding of the business.


NOTE  6  -  LETTER  OF  CREDIT

On May 10, 2000, the Company entered into a letter of credit for $436,300 with Frost Bank expiring on May 10, 2001. The purpose of the letter of credit is to guarantee the funding of construction draws for the buildout of the Company's new office space. The letter of credit is guaranteed by security interest in a certificate with deposit with Frost Bank that may not be redeemed until the letter of credit expires. There were no draws against this letter of credit as of June 30, 2000 nor as of September 12, 2000, the date of our report. See note 12.


NOTE  7  -  INCOME  TAXES

Income taxes are not due since the Company has had losses since inception. The Company has net operating losses of $610,000 and $180,000 in tax in the years ended June 30, 2000 and 1999, respectively. As of June 30, 2000, the Company had approximately $1,910,000 in unused net operating loss carryforwards which expire $640,000 in 2012, $550,000 in 2013, $110,000 in

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  7  -  INCOME  TAXES (Continued)

2014, and $610,000 in 2015. Internal Revenue Section 382 restricts the ability to use these carryforwards whenever an ownership change as defined occurs. The Company incurred such an ownership change on January 14, 1998, when $350,000 of debt was converted to 5,833,333 shares of stock, which then represented 50.7% of total outstanding shares. As a result of this ownership change, the Company's Net Operating loss as of January 14, 1998 of $940,000 is restricted to $151,000 per year. Losses occurring after that date are not restricted.


NOTE  8  -  PREFERRED  STOCK

In January 2000, 3,000 shares of Series A preferred stock was sold to investors for $3,000,000. Expenses of the offering totaled $395,810, resulting in net proceeds of $2,604,190. The preferred stock is convertible into the Company's common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the current 5 day trading average. All or portions of the 3,000 shares outstanding may be converted at any time, and all shares outstanding as of January 30, 2002 will be automatically converted. 300,000 warrants with an exercise price of $5.9125 (reduced to $3 per share effective July 21, 2000) were issued to the investors in connection with this offering and warrants for 300,000 shares with an exercise price of $7.095 were issued to promoters.

The preferred stock is non-voting and pays dividends of 4%, payable at conversion in either cash or shares of common stock. As of June 30, 2000, $50,084 in dividends were earned, of which $5,255 were paid with the issuance of 2,677 shares of common stock in conjunction with the conversion of 440 shares of the preferred stock to 222,541 shares of common stock during April, May, and June 2000. The remaining dividends earned, $44,826, have been accrued. Additional conversions occurred in July and August 2000: 130 shares of preferred were cancelled and 376,253 shares of common stock were issued.


NOTE  9  -  COMMON  STOCK

Common stock was issued pursuant to the exercise of options during the year ended June 30, 2000. $228,502 was collected for the issuance of 432,000 shares of common stock. Additionally, an officer of the company elected to exercise an option to purchase 40,145 shares at an exercise price of $1.25 per share or $50,181 total purchase price. The Company repurchased 12,545 of his previously owned shares at $4 per share, the then market price. This offset the entire amount due from the officer, in effect resulting in a cashless exercise by the officer of 27,600 net shares issued.

On April 18,2000, the Board authorized the repurchase of up to 500,000 shares of Company stock on the open market at a price not to exceed $2.50 per share. Between that date and June 30, 2000, 68,500 shares had been repurchased at prices ranging from $2.50 to $1.50 per share, for a total cost of $143,833. These shares have been deemed cancelled as of June 30, 2000.

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  10  -  STOCK  OPTIONS  AND  WARRANTS

Beginning with fiscal 1997, the Company adopted the disclosure requirements of FASB Statement 123, Accounting for Stock Based Compensation Plans. The Company's Stock Option Plan provides for the grant of non-qualified options to directors, employees and consultants of the Company, and opportunities for directors, officers, employees and consultants of the Company to make purchases of stock in the Company. In addition, the Company issues stock warrants from time to time to employees, consultants, stockholders and creditors as additional financial incentives. The plans and warrants issuance are administered by the Board of Directors of the Company, who have substantial discretion to determine which persons, amounts, time, price, exercise terms, and restrictions, if any. Options differ from warrants in that the options awards are immediately exercisable and are assignable. In contrast, warrants have employment termination restrictions, vesting periods and are non-transferable.

The Company uses the intrinsic value method of calculating compensation expense, as described and recommended by APB Opinion 25, and allowed by FASB Statement
123. During the year ended June 30, 2000, $25,106 in compensation expense was recognized for the issuance of 177,015 options and warrants ranging in exercise price from $.75 to $1.25 per share, because these option prices were below market prices at the date of grant. During the year ended June 30, 1999, no compensation expense was recognized for the issuance of options and warrants, because no option prices were below market prices at the date of grant. Options and warrants to purchase 1,107,500 shares of common stock that had no intrinsic value were issued during the year ended June 30, 2000. In addition, 459,600 and 78,182 options were exercised and 219,560 and 0 shares expired in 2000 and 1999 respectively As of June 30, 2000, 300,000 outstanding warrants are noncompensatory. The balance of the outstanding warrants and options are payments for consulting and professional services. Summary information regarding options and warrants is as follows:

                                         Weighted                  Weighted
                                         average                   average
                             Options   Share Price   Warrants    Share Price
                           ----------  -----------  -----------  -----------
Year ended June 30, 1999:
Granted and outstanding      948,661   $       .88     425,850   $       .59
   Exercised                 (78,182)          .70
                           ----------  -----------  -----------
Outstanding at
   June 30, 1999             870,479           .90     425,850           .59
Year ended June 30, 2000:
  Granted                    267,015          1.18   1,017,500          3.43
  Exercised                 (372,145)          .68    (100,000)          .50
  Expired                   (134,515)         1.21     (72,500)         1.02
                           ----------  -----------  -----------  -----------
Outstanding at
  June 30, 2000              630,834   $      1.47   1,270,850   $      3.57
                           ==========  ===========  ===========  ===========

                        HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  10  -  STOCK  OPTIONS  AND  WARRANTS  (Continued)

  Options outstanding and exercisable as of June 30, 2000:

                        - - Outstanding - -    Exercisable
                           Number Remaining         Number
  Exercise Price        of Shares      life      of Shares
                        ----------  ---------  -----------
     $   .50             308,819    1 years       308,819
         .50              50,000    2 years        50,000
         .75               8,760    1 years         8,760
        1.00               5,000    1 years         5,000
        1.25             120,755    1 years       120,755
        1.25               6,000    2 years         6,000
        2.00              51,500    2 years        16,500
        5.91              50,000    2 years        50,000
        5.91              30,000    3 years        30,000
                        --------                  -------
                         630,834                  595,834
                        ========                  =======

  Warrants outstanding and exercisable as of June 30, 2000:

                         - - Outstanding - -   Exercisable
                            Number  Remaining       Number
  Exercise Price         of Shares       life    of Shares
                        ----------  ---------  -----------
       $ .50               308,819    1 years      308,819
         .50                50,000    2 years       50,000
         .75                 8,760    1 years        8,760
        1.00                 5,000    1 years        5,000
        1.25               120,755    1 years      120,755
        1.25                 6,000    2 years        6,000
        2.00                51,500    2 years       16,500
        5.91                50,000    2 years       50,000
        5.91                30,000    3 years       30,000
                        ----------             -----------
                           630,834                 595,834
                        ==========             ===========

Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the Black-Scholes option-pricing model suggested by FASB Statement 123, the Company's net losses and loss per share would have been increased to the pro forma amount indicated below:

    (in thousands)                                     2000        1999
                                               ------------  ----------
   Net loss available for common
     shareholders               -As reported   $  (666,132)  $(184,546)
                                  -Pro forma    (2,516,212)   (640,323)
   Net loss per share           -As reported   $     (0.05)  $   (0.02)
                                  -Pro forma         (0.20)      (0.05)

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  10  -  STOCK  OPTIONS  AND  WARRANTS  (Continued)

Variables used in the Black-Scholes option-pricing model include (1) 5.0% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends.


NOTE  11  -  MAJOR  CUSTOMERS  AND  VENDORS

A summary of significant customers and vendors for the year ended June 30, 2000 together with their respective size as a percent of total sales and purchases follows:

                                      2000 Volume  % of Total
                                      -----------  ----------
Sales
    Mattress Mattress America, Inc.   $ 1,503,634         71%

Purchases
    Great Plains Software             $   939,215         57%
    Ingram Micro                          351,280         21%
    Arrow Electronics                     242,358         11%


NOTE  12-  COMMITMENTS  AND  CONTINGENCIES

The Company is liable on its current office lease for $3,065 per month on a month-to-month lease. Lease expense for the years ended June 30, 2000 and 1999, respectively, totaled $36,678 and $34,321.

The Company signed a lease for additional space for its new Information Technology ("IT") center during May 2000. The lease term is ten years and there are two five-year renewal options. The base rent is $0 for months 1-6, $17,775 for months 7-54, and $20,632 for months 55-120. Additional Common Area Maintenance charge will be assessed. The commencement date for rent is November 1, 2000. At June 30, 2000, future minimum payments are $35,550 in 2001, $213,304 per year in years 2002-2005, $236,156 in year 2006, $247,585 per year in  years  2007-2010,  and  185,688  in  2011.

On August 31, 2000, the Company engaged a general contractor to perform the buildout of the IT center. The total price of the buildout, including design fees, is expected to be $827,011, of which the landlord will pay $334,720 and the Company will pay $492,291. The new facility is expected to be ready as of November 1, 2000. No costs associated with the buildout had been incurred as of June 30, 2000.

The Company entered into an employment contract in July 1999 with its CEO/ CFO. Under this contract, the Company will pay $100,000 per year in salary. The contract expires on June 30, 2001.

                       HYPERDYNAMICS  CORPORATION
               NOTES  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

NOTE  13  -  SUBSEQUENT  EVENTS


The Company announced its plans to make an exchange offering to its common shareholders on August 31, 2000. 100 common shares may be exchanged for one unit consisting of one share of 9% series B redeemable preferred stock (stated value $200), 100 redeemable Class A warrants with exercise price of $1.35 per share expiring 7.2 years from the date of issue, 100 redeemable Class B warrants with exercise price of $1.35 per share expiring 15 years from the date of issue, and 100 redeemable Class C warrants with exercise price of $1.35 per share expiring 22.2 years from the date of issue.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Delaware General Corporation Law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to our best interests, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

     Our Bylaws provide that our directors and officers are indemnified by us if that person is a party to a matter by reason of being a director or officer. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by our stockholders on our behalf against a director.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee             $ 2,050.00
Printing and Engraving Expenses  $ 2,000.00
Legal Fees and Expenses          $50,000.00
Accounting Fees and Expenses     $ 5,000.00
Transfer Agent Fees              $ 2,000.00
Blue Sky Fees                    $ 3,000.00

__________________                        *
__________________                        *
Miscellaneous                    $ 5,000.00
                                 __________

Total                            $69,050.00
                                 ==========
*     To  be  provided  by  amendment.

ITEM  26.     RECENT  SALE  OF  UNREGISTERED  SECURITIES

     During the past three years, the following transactions were effected by us in reliance upon exemptions from registration under the Securities Act of 1933 as amended (the "Act").

     Unless  stated  otherwise,  we  believe  that:


- Each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition.

- No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions.

-    This transactions did not involve a public offerings

- Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

1. In February, 1997, we issued 20,000 shares of common stock to our legal counsel as payment in kind for legal services rendered. This was a private placement made in reliance on Section 4(2) of the Act. The value we set for this transaction was $36,000.

2. In February, 1997, we issued a total of 30,000 shares of common stock to two investors for a total of $37,500 in cash. This was a private placement made in reliance on Section 4(2) of the Act.

3. In March, 1997, we issued 700,000 shares of common stock to Kent Watts as a price adjustment to a 1996 transaction whereby Mr. Watts sold us all of the equity in ITHost.net Corporation (formerly, MicroData Systems, Inc.). The 1996 transaction and the March 1997 price adjustment were reported in our annual report on Form 10-KSB for the fiscal year ended June 30, 1997. This was a private placement made in reliance on Section 4(2) of the Act.

4. In March, 1997, we issued a total of 5,000 options to purchase shares of common stock to one employee as payment in kind for employment. These options were immediately exercisable at an exercise price of $1.25 per share. The expiration date of these options is March, 2000. This was a private placement made in reliance on Section 4(2) of the Act.

5. In April, 1997, we issued 20,000 shares of common stock to one investor for $25,000 in cash. This was a private placement made in reliance on Section 4(2) of the Act.

6. In May, 1997, we issued a total of 177,000 shares of common stock to three persons as payment for our acquisition of a revenue sharing agreement related to SierraNet, Inc. We valued this transaction at $177,000. This was a private placement made in reliance on Section 4(2) of the Act.

7. In June, 1997, we issued a total of 326,060 options to purchase shares of common stock to four vendors and employees as payment in kind for employment, accounting and business services rendered. These options were immediately exercisable at exercise prices of $.001 per share for services rendered prior to June 30, 1997 (125,000 of these options), to $.75 to $1.25 per share for then current services rendered (201,060 of these options). The expiration date of 275,000 of these options was June, 1998, and the expiration date of the remaining 51,060 was June, 2000. This was a private placement made in reliance on Section 4(2) of the Act. The value we set for this transaction was $4,380.

8. In June, 1997, we issued a total of 300,000 options to purchase shares of common stock to one vendor as payment in kind for business services rendered. These options were immediately exercisable at exercises prices ranging from $.62 to $1.37 per share. The expiration dates of these options was December, 1998.
This  was  a  private  placement  made  in  reliance on Section 4(2) of the Act.

9. In July, 1997, we issued a total of 200,000 options to purchase shares of common stock to one employee as payment in kind for business services rendered. These options were immediately exercisable at exercises prices ranging from $.50 to $1.25 per share. These options expire in July, 2002. This was a private placement made in reliance on Section 4(2) of the Act.

10. In July, 1997, we issued a total of 21,431 shares of common stock to three persons as payment in kind for business, marketing, accounting and legal services rendered. This was a private placement made in reliance on Section
4(2)  of  the  Act.  The  value  we  set  for  this  transaction  was  $37,707.

11. In July, 1997, we issued a total of 136,000 options to purchase shares of common stock to three vendors and employees as payment in kind for employment and business services rendered. These options were immediately exercisable at an exercise price of $1.25 per share. The expiration dates of these options is July, 2000 (6,000 of these options) or July, 2002 (130,000 of these options). This was a private placement made in reliance on Section 4(2) of the Act.

12. In December, 1997, we issued 5,000 shares of common stock to one vendor as payment in kind for financing services rendered. This was a private placement made in reliance on Section 4(2) of the Act. The value we set for this transaction was $5,000.

13. In December, 1997, we issued a total of 3,350 warrants to purchase shares of common stock to one consultant as payment in kind for business acquisition services rendered. These warrants were immediately exercisable at an exercise price of $1.00 per share. The expiration date of these warrants is December, 2000. This was a private placement made in reliance on Section 4(2) of the Act.

14. In January, 1998, we issued 5,833,333 shares of common stock to one creditor upon conversion of $350,000 of our debt. We believe that this creditor was knowledgeable about our operations and financial condition. This was a private placement made in reliance on Section 4(2) of the Act.

15. In June, 1998, we issued a total of 200,000 shares of common stock to two persons in exchange for businesses they each owned. This was a private placement made in reliance on Section 4(2) of the Act. The value we set for this transaction was $200,000.

16. In June, 1998, we issued a total of 67,500 warrants to purchase shares of common stock to three employees as compensation (bonuses). These warrants were immediately exercisable at an exercise price of $1.00 per share. The expiration date of these warrants is June, 2000. This was a private placement made in reliance on Section 4(2) of the Act.

17. In March, 1999, we issued 123,000 shares of common stock to one investor for $50,000 in cash. This was a private placement made in reliance on Section 4(2) of the Act.

18. In April, 1999, we issued a total of 480,000 options to purchase shares of common stock to three employees and vendors as payment in kind for business services rendered. These options were immediately exercisable at an exercise price of $.50 per share. The expiration date of these options is March, 2001. This was a private placement made in reliance on Section 4(2) of the Act.

19. In April, 1999, we issued a total of 350,000 warrants to purchase shares of common stock to two vendors as payment in kind for services rendered. These warrants were immediately exercisable at an exercise price of $0.50 per share. The expiration date of these warrants is March, 2002. This was a private placement made in reliance on Section 4(2) of the Act.

20. In June, 1999 we issued a total of 100,000 warrants to purchase shares of common stock to one employee as compensation (bonus). These warrants were immediately exercisable at an exercise price of $0.51 per share. The expiration date of these warrants is June, 2001. This was a private placement made in reliance on Section 4(2) of the Act.

21. In October, 1999 we issued a total of 275,000 warrants to purchase shares of common stock to one vendor as payment in kind for business and financing services rendered. These warrants are immediately exercisable at an exercise price of $1.50 per share. The expiration date of these warrants is September, 2002. This was a private placement made in reliance on Section 4(2) of the Act.

22. In December, 1999, we issued a total of 57,500 options to purchase shares of common stock to 18 employees as payment in kind for employment (bonuses and incentive compensation). These options are immediately exercisable at an exercise price of $2.00 per share. The expiration date of these options is November, 2001. This was a private placement made in reliance on Section 4(2) of the Act.


23.

     (A) In January, 2000, we sold 3,000 shares of our new issue Series A Preferred Stock for a total of $3,000,000 in cash to three accredited investors. As part of this transaction, we also issued to the three investors a total of 300,000 warrants to purchase shares of our common stock at an exercise price of $5.9125 per share which are immediately exercisable and expire in January , 2005. This was a private placement that was exempt from registration pursuant to Section 4(2) of the Act and Rule 506 of Regulation D of the Act.

     (B) J. P. Carey Securities, Inc. was our placement agent for the transactions in paragraph 23(A) above. We paid J. P. Carey $180,000 in commissions, $30,000 in expense allocation and 180,000 Placement Warrants that have an exercise price of $ 7.095 per share that expire in January, 2005. The Placement Warrants issued to J. P Carey was a private placement that was exempt from registration pursuant to
          Section 4(2) of the Act .

24. In January, 2000 we issued 120,000 Consultant Warrants to purchase common stock at an exercise price of $7.095 to one individual as payment in kind for business financing services rendered. These warrants expire in January , 2005. This was a private placement that was exempt from registration pursuant to Section 4(2) of the Act.

25. In March 2000, we issued 100,000 shares of section 144 restricted common stock pursuant to the exercise and payment of $50,000 or $.50 per share of outstanding Consultant Warrants with Mr. Randy Massey.

ITEM 27.  EXHIBITS

   3.1.1  *     Articles  of  Incorporation
   3.1.2  *     Amendment  Number  1  to  Articles  of  Incorporation
   3.1.3  *     Amendment  Number  2  to  Articles  of  Incorporation
     3.2  *     Bylaws
     4.1  *     Form  of  Common  Stock  Certificate
     4.2  *     Form  of  Preferred  Stock  Certificate
     4.3  *     Certificate  of  Designation  of  Series  A  Preferred  Stock
     4.4  *     Form  of  Investor  Warrant  Agreement  with  Form  of  Warrant
                Certificate
     4.5  *     Form  of  Placement/Consultant  Warrant  Agreement  with Form of
                Warrant Certificate
     5.1  **    Opinion  re:  Legality
    10.1  *     Employment  Agreement  with  Kent  Watts
    10.2  *     Form  of  Registration  Rights  Agreement
    21.1  *     Subsidiaries
    23.1  **    Consent of  Counsel, Axelrod, Smith & Kirshbaum, is contained in their  opinion  filed  as  Exhibit  5.1  to  this  Registration
                Statement.
    23.2. **    Consent  of  Independent  Auditor
    23.3  **    Consent  of  Independent  Auditor
    27.1  ***   Financial  Data Schedule for the fiscal year ended June 30, 1999 which  is incorporated  by  reference  to  our Annual  Report on
                Form 10-KSB for the fiscal year  ended  June  30,  1999.
    27.2  ***   Financial  Data  Schedule  for  the  fiscal  year ended June 30,
                2000  which is incorporated by reference to our Annual Report on
                Form 10-KSB for the fiscal year  ended  June  30,  2000.
_______________________

* Previously provided
** Provided herewith
*** Incorporated by reference as indicated

ITEM  28.     UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes  that  it  will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)Include any additional or changed material information on the plan of distribution

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



Undertaking  (e)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Post-Effective Amendment No. 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, County of Harris, State of Texas, on October 30, 2000.

                            HYPERDYNAMICS  CORPORATION

                            By:  /s/  Kent  Watts
                                      Kent  Watts
                                      Director,  Chief  Executive  Officer,
                                      President  and  Chief  Accounting  Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


/s/  Kent Watts                Chairman of the Board,         October 30, 2000
---------------------          Chief Executive Officer and
Kent Watts                     Chief Accounting Officer

/s/  Robert Hill               Director                       October 30, 2000
---------------------
Robert Hill

/s/  Harry J. Briers           Director                       October 30, 2000
---------------------
Harry J. Briers

/s/  Christopher St. Laurent   Director                       October 30, 2000
----------------------------
Christopher St. Laurent

/s/  Bobby P. Lewis            Director                       October 30, 2000
---------------------
Bobby P. Lewis


EXHIBITS  INDEX


   3.1.1  *     Articles  of  Incorporation
   3.1.2  *     Amendment  Number  1  to  Articles  of  Incorporation
   3.1.3  *     Amendment  Number  2  to  Articles  of  Incorporation
     3.2  *     Bylaws
     4.1  *     Form  of  Common  Stock  Certificate
     4.2  *     Form  of  Preferred  Stock  Certificate
     4.3  *     Certificate  of  Designation  of  Series  A  Preferred  Stock
     4.4  *     Form  of  Investor  Warrant  Agreement  with  Form  of  Warrant
                Certificate
     4.5  *     Form  of  Placement/Consultant  Warrant  Agreement  with Form of
                Warrant Certificate
     5.1  **    Opinion  re:  Legality
    10.1  *     Employment  Agreement  with  Kent  Watts
    10.2  *     Form  of  Registration  Rights  Agreement
    21.1  *     Subsidiaries
    23.1  **    Consent  of Counsel, Axelrod, Smith & Kirshbaum, is contained in their  opinion  filed  as  Exhibit  5.1  to  this  Registration
                Statement.
    23.2. **    Consent  of  Independent  Auditor
    23.3  **    Consent  of  Independent  Auditor
    27.1  ***   Financial  Data Schedule for the fiscal year ended June 30, 1999 which  is incorporated  by  reference  to  our  Annual Report on
                Form 10-KSB for the fiscal year  ended  June  30,  1999.
    27.2  ***   Financial  Data  Schedule  for  the  fiscal  year ended June 30,
                2000  which is incorporated by reference to our Annual Report on
                Form 10-KSB for the fiscal year  ended  June  30,  2000.
_______________________

* Previously provided
** Provided herewith
*** Incorporated by reference as indicated



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